                                                                    EXHIBIT 99.1


                         INDEX TO FINANCIAL STATEMENTS

                                 MODTECH, INC.


                                                                PAGE
                                                                ----
Independent Auditors' Report................................    F-3
Balance Sheets as of December 31, 1996 and 1997.............    F-4
Statements of Income for the Years ended December 31, 1995,
  1996 and 1997.............................................    F-5
Statements of Shareholders' Equity for the Years ended
  December 31, 1995, 1996 and 1997..........................    F-6
Statements of Cash Flows for the Years ended December 31,
  1995, 1996 and 1997.......................................    F-7
Notes to Financial Statements...............................    F-8
Schedule II -- Valuation and Qualifying Accounts............    F-22
Condensed Consolidated Balance Sheets as of December 31,
  1997 (audited) and September 30, 1998 (unaudited).........    F-23
Condensed Consolidated Statements of Income for the three
  months ended and nine months ended September 30, 1997 and
  1998 (unaudited)..........................................    F-24
Condensed Consolidated Statements of Cash Flows for the nine
  months ended September 30, 1997 and 1998 (unaudited)......    F-25
Notes to Condensed Financial Statements.....................    F-26


                               SPI HOLDINGS, INC


                                                                PAGE
                                                                ----
Report of Independent Public Accountants....................    F-31
Consolidated Balance Sheets as of January 31, 1997, March
  27, 1997 and March 31,1998................................    F-32
Consolidated Statements of Income for the years ended
  January 31, 1996 and 1997, the two-month period ended
  March 31, 1997 and the year ended March 31, 1998..........    F-34
Consolidated Statements of Stockholders' Equity for the
  years ended January 31, 1996 and 1997, the two-month
  period ended March 31, 1997 and the year ended March 31,
  1998......................................................    F-35
Consolidated Statements of Cash Flows for the years ended
  January 31, 1996 and 1997, the two-month period ended
  March 31, 1997 and the year ended March 31, 1998..........    F-36
Notes to Consolidated Financial Statements..................    F-37
Condensed Consolidated Balance Sheet as of September 30,
  1998 (unaudited)..........................................    F-51
Condensed Consolidated Statements of Income for the
  six-months ended September 30, 1997 and 1998
  (unaudited)...............................................    F-52
Condensed Consolidated Cash Flows for the six-months ended
  September 30, 1997 and 1998 (unaudited)...................    F-53
Notes to Condensed Consolidated Financial Statements........    F-54


                          OFFICE MASTER OF TEXAS, INC.


                                                                PAGE
                                                                ----
Report of Independent Public Accountants....................    F-58
Balance Sheet as of December 31, 1997.......................    F-59
Statement of Income and Retained Earnings for the year ended
  December 31, 1997.........................................    F-60
Statement of Cash Flows for the year ended December 31,
  1997......................................................    F-61
Notes to Financial Statements...............................    F-62

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING


                                                                PAGE
                                                                ----
Report of Independent Public Accountants....................    F-65
Balance Sheets as of December 31, 1996 and 1997 and March
  31, 1998 and 1997 (unaudited).............................    F-66
Statements of Operations for the years ended December 31,
  1995, 1996, 1997 and for the quarters ended March 31, 1997
  and 1998 (unaudited)......................................    F-67
Statements of Stockholders' Equity for the years ended
  December 31, 1995, 1996, 1997 and for the quarters ended
  March 31, 1997 and 1998 (unaudited).......................    F-68
Statements of Cash Flows for the years ended December 31,
  1995, 1996, 1997 and for the quarters ended March 31, 1997
  and 1998 (unaudited)......................................    F-69
Notes to Financial Statements...............................    F-70

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Modtech, Inc.:

     We have audited the accompanying balance sheets of Modtech, Inc. as of December 31, 1996 and 1997 and the related statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. In connection with our audits of the financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modtech, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                          KPMG LLP


Orange County, California
March 18, 1998

                                 MODTECH, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                 ASSETS(Note 5)

                                                           1996          1997
                                                        -----------   -----------
Current assets:
  Cash................................................  $   404,981   $11,628,851
  Contracts receivable, less allowance for contract
     adjustments of $413,373 in 1996 and $410,119 in
     1997 (note 2)....................................   10,309,861    21,510,146
  Costs and estimated earnings in excess of billings
     on contracts (notes 3 and 8).....................    9,102,733    16,020,986
  Inventories.........................................    4,166,700     3,931,505
  Due from affiliates (note 8)........................      754,067     1,052,634
  Note receivable from affiliates (note 8)............       45,212        45,212
  Prepaid assets......................................      136,960       268,295
  Deferred tax asset (note 7).........................           --     2,094,059
  Other current assets................................       20,305        42,274
                                                        -----------   -----------
          Total current assets........................   24,940,819    56,593,962
                                                        -----------   -----------
Property and equipment, net (notes 4 and 6)...........    8,552,720    11,229,163
Other assets..........................................      535,235       298,258
Deferred tax asset (note 7)...........................           --        98,874
                                                        -----------   -----------
                                                        $34,028,774   $68,220,257
                                                        ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable....................................  $ 6,409,422   $ 2,421,346
  Accrued compensation................................    1,369,441     3,616,498
  Accrued insurance expense...........................      551,580     1,470,725
  Other accrued liabilities...........................    1,089,439     3,237,255
  Income tax payable..................................      204,017     1,017,027
  Billings in excess of costs and estimated earnings
     on contracts (notes 3 and 8).....................    1,148,050     6,997,350
  Current note payable (note 5).......................           --        42,185
  Current maturities of long-term debt (notes 6 and
     8)...............................................      100,000     1,374,952
                                                        -----------   -----------
          Total current liabilities...................   10,871,949    20,177,338
Note payable (note 5).................................    5,943,853            --
Long-term debt, less current maturities (notes 6 and
  8)..................................................    1,899,952            --
                                                        -----------   -----------
          Total liabilities...........................   18,715,754    20,177,338
                                                        -----------   -----------
Shareholders' equity:
  Common stock, $.01 par. Authorized 20,000,000
     shares; issued and outstanding 8,649,436 and
     9,819,959 in 1996 and 1997 (notes 10 and 11).....       86,494        98,200
  Additional paid-in capital..........................   19,620,994    39,330,902
  (Accumulated deficit) retained earnings.............   (4,394,468)    8,613,817
                                                        -----------   -----------
          Total shareholders' equity..................   15,313,020    48,042,919
                                                        -----------   -----------
Commitments and contingencies (notes 3, 5, 8, and 14)
                                                        -----------   -----------
                                                        $34,028,774   $68,220,257
                                                        ===========   ===========

                See accompanying notes to financial statements.

                                 MODTECH, INC.

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                            1995          1996           1997
                                         -----------   -----------   ------------
Net sales (notes 8 and 12).............  $19,386,027   $49,885,858   $134,050,485
Cost of goods sold (note 8)............   16,400,588    42,628,970    107,367,035
                                         -----------   -----------   ------------
     Gross profit......................    2,985,439     7,256,888     26,683,450
Selling, general, and administrative
  expenses.............................    1,612,792     2,345,182      5,155,987
                                         -----------   -----------   ------------
     Income from operations............    1,372,647     4,911,706     21,527,463
                                         -----------   -----------   ------------
Other income (expense):
  Interest expense.....................     (486,323)     (445,631)    (1,004,198)
  Interest income (note 8).............       98,510        23,704         95,551
  Other -- net.........................         (937)      (13,116)        92,103
                                         -----------   -----------   ------------
                                            (388,750)     (435,043)      (816,544)
                                         -----------   -----------   ------------
     Income before income taxes........      983,897     4,476,663     20,710,919
Income taxes (note 7)..................      (19,098)     (207,631)    (7,702,634)
                                         -----------   -----------   ------------
     Net income........................  $   964,799   $ 4,269,032   $ 13,008,285
                                         -----------   -----------   ------------
5% Convertible preferred stock dividend
  (note 11)............................     (166,320)      (47,500)            --
     Net income available for common
       stock...........................  $   798,479   $ 4,221,532   $ 13,008,285
                                         ===========   ===========   ============
Basic earnings per share...............  $      0.25   $      0.77   $       1.47
                                         ===========   ===========   ============
Weighted-average shares outstanding....    3,169,593     5,461,007      8,853,786
                                         ===========   ===========   ============
Diluted earnings per share.............  $      0.14   $      0.47   $       1.31
                                         ===========   ===========   ============
Weighted-average shares outstanding....    6,712,155     9,041,084      9,897,935
                                         ===========   ===========   ============

                See accompanying notes to financial statements.

                                 MODTECH, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                5% CONVERTIBLE                                STOCK                    (ACCUMULATED
                                PREFERRED STOCK          COMMON STOCK        PURCHASE    ADDITIONAL      DEFICIT)
                            -----------------------   -------------------     NOTES        PAID-IN       RETAINED
                              SHARES       AMOUNT      SHARES     AMOUNT    RECEIVABLE     CAPITAL       EARNINGS
                            ----------   ----------   ---------   -------   ----------   -----------   ------------
Balance, December 31,
  1994....................   2,850,000    2,685,000   3,209,338   $32,094   $(273,594)   $14,989,919   $(9,414,479)
Adjustment of stock
  purchase notes..........          --           --    (155,988)   (1,560)    273,594       (346,292)           --
  receivable
Dividend (note 11)........          --           --          --        --          --             --      (166,320)
Net income................          --           --          --        --          --             --
                                                                                                           964,799
                            ----------   ----------   ---------   -------   ---------    -----------   -----------
Balance, December 31,
  1995....................   2,850,000    2,685,000   3,053,350    30,534          --     14,643,627    (8,616,000)
Conversion of preferred
  stock...................  (2,850,000)  (2,685,000)  2,850,000    28,500          --      2,656,500            --
  (note 11)
Exercise of options and
  warrants................          --           --   2,746,086    27,460          --      2,320,867            --
Dividend (note 11)........          --           --          --        --          --             --       (47,500)
Net income................          --           --          --        --          --             --     4,269,032
                            ----------   ----------   ---------   -------   ---------    -----------   -----------
Balance, December 31,
  1996....................          --           --   8,649,436    86,494          --     19,620,994    (4,394,468)
Exercise of options,
  including tax benefit
  of......................          --           --     170,523     1,706          --      1,119,890            --
  $753,874 (notes 7, 10
    and 11)
Secondary offering -- Net
  (note 15)...............          --           --   1,000,000    10,000          --     18,590,018
Net income................          --           --          --        --          --             --    13,008,285
                            ----------   ----------   ---------   -------   ---------    -----------   -----------
Balance, December 31,
  1997....................          --           --   9,819,959   $98,200   $      --    $39,330,902   $ 8,613,817
                            ==========   ==========   =========   =======   =========    ===========   ===========

                See accompanying notes to financial statements.

                                 MODTECH, INC.

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                   1995           1996            1997
                                                -----------    -----------    ------------
Cash flows from operating activities:
  Net income..................................  $   964,799    $ 4,269,032    $ 13,008,285
  Adjustments to reconcile net income to net
     cash provided by (used in) operating
     activities:
       Depreciation and amortization..........      563,104        540,421       1,344,098
       Decrease in allowance for contract
          adjustments.........................      (17,300)        (5,283)             --
       Loss (gain) on sale of equipment.......      (20,084)        17,265          (9,177)
       (Increase) decrease in assets:
          Contracts receivable................      (65,105)    (7,135,702)    (11,200,285)
          Costs and estimated earnings in
             excess of billings...............      329,641     (7,648,812)     (6,918,253)
          Inventories.........................      337,697     (3,520,404)        235,195
          Amounts due from affiliates.........     (255,607)       686,774        (298,567)
          Prepaids and other assets...........       54,088        (12,947)         83,673
          Deferred tax asset..................           --             --      (2,192,933)
       Increase (decrease) in liabilities:
          Accounts payable....................     (436,234)     5,304,183      (3,988,076)
          Accrued compensation................       64,255      1,081,171       2,247,057
          Accrued insurance expense...........     (214,004)       526,813         919,145
          Other accrued liabilities...........      166,102        465,766       2,147,816
          Income tax payable..................       19,098        184,919         813,010
          Billings in excess of costs and
             estimated earnings...............     (276,306)       388,448       5,849,300
                                                -----------    -----------    ------------
             Net cash provided by (used in)
               operating activities...........    1,214,144     (4,858,356)      2,040,288
                                                -----------    -----------    ------------
Cash flows from investing activities:
  Proceeds from sale of equipment.............       46,416          5,550          60,604
  Purchase of property and equipment..........     (481,533)    (1,958,303)     (4,071,968)
                                                -----------    -----------    ------------
             Net cash used in investing
               activities.....................     (435,117)    (1,952,753)     (4,011,364)
                                                -----------    -----------    ------------
Cash flows from financing activities:
  Net principal borrowings (payments) under
     revolving credit lines...................  $  (309,990)   $ 4,353,843    $ (5,901,668)
  Principal payments on long-term debt........     (502,735)            --        (625,000)
  (Adjustment of) stock purchase note
     receivable by exchange of common stock...      (74,258)            --              --
  Net proceeds from issuance of common
     stock....................................           --      2,348,327      19,721,614
  Declared dividends (note 11)................     (166,320)       (47,500)             --
                                                -----------    -----------    ------------
          Net cash provided by (used in)
             financing activities.............   (1,053,303)     6,654,670      13,194,946
                                                -----------    -----------    ------------
          Net increase (decrease) in cash.....     (274,276)      (156,439)     11,223,870
Cash at beginning of year.....................      835,696        561,420         404,981
                                                -----------    -----------    ------------
Cash at end of year...........................  $   561,420    $   404,981    $ 11,628,851
                                                ===========    ===========    ============

                See accompanying notes to financial statements.

                                 MODTECH, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1996 AND 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Modtech, Inc. (the Company) designs, manufactures, markets and installs modular relocatable classrooms.

     The Company's classrooms are sold primarily to California school districts. The Company also sells classrooms to the State of California and to leasing companies, who lease the classrooms principally to California school districts.

     Effective October 1, 1996, the Company acquired substantially all of the operating assets and assumed certain liabilities of Miller Structure, Inc.
 -- California. The Company leased the manufacturing facility from Miller Structure (note 18).

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash, contracts receivable and notes receivable, costs and estimated earnings in excess of billings on contracts, prepaid and other assets, accounts payable, accrued liabilities, billings in excess of estimated earnings on contracts and notes payable are measured at cost which approximates their fair value.

CONSTRUCTION CONTRACTS

     The accompanying financial statements have been prepared using the percentage-of-completion method of accounting and, therefore, take into account the costs, estimated earnings and revenue to date on contracts not yet completed. Revenue recognized is that percentage of the total contract price that cost expended to date bears to anticipated final total cost, based on current estimates of costs to complete. Most contracts are completed within one year.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements.

     The current asset, "Costs and Estimated Earnings in Excess of Billings on Contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

in Excess of Costs and Estimated Earnings on Contracts," represents billings in excess of revenues recognized.

     The current contra asset, "Allowance for Contract Adjustments," is management's estimated adjustments to contract amounts due to disputes and or litigation.

INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Inventories, generally include only raw materials, as any work-in-process or finished goods are accounted for in percentage of completion allocations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization is provided using the straight-line and accelerated methods over the following estimated useful lives:

Leasehold improvements..................................   15 to 31 years
Machinery and equipment.................................     5 to 7 years
Trucks and automobiles..................................     3 to 5 years
Office equipment........................................     5 to 7 years

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

     The Company adopted the provisions of Statement of Financial Accounting Standard No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

STOCK OPTION PLAN

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standard No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," which permits entities to recognize as

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provision of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

EARNINGS PER SHARE

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). This statement replaces the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts have been restated to conform to the SFAS No. 128 requirements.

TAXES ON INCOME

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

RECLASSIFICATION

     Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform to the 1997 presentation.

(2) CONTRACTS RECEIVABLE

     Contracts receivable consisted of customer billings for:

                                                 1996           1997
                                              -----------    -----------
Completed contracts.........................  $ 7,722,927    $ 9,226,114
Contracts in progress.......................    2,102,766      9,444,794
Retentions..................................      897,541      3,249,357
                                              -----------    -----------
                                               10,723,234     21,920,265
Less allowance for contract adjustments.....     (413,373)      (410,119)
                                              -----------    -----------
                                              $10,309,861    $21,510,146
                                              ===========    ===========

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

(3) COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS

     Net costs and estimated earnings in excess of billings on contracts consisted of:

                                                1996            1997
                                            ------------    ------------
Net costs and estimated earnings on
  uncompleted contracts...................  $ 39,093,050    $105,465,154
Billings to date..........................   (31,173,406)    (96,144,454)
                                            ------------    ------------
                                               7,919,644       9,320,700
Net under (over) billed receivables from
  completed contracts.....................        35,039        (297,064)
                                            ------------    ------------
                                            $  7,954,683    $  9,023,636
                                            ============    ============

     These amounts are shown in the accompanying balance sheets under the following captions:

                                                1996            1997
                                            ------------    ------------
Costs and estimated earnings in excess of
  billings on uncompleted contracts.......  $  8,971,196    $ 15,832,818
Costs and estimated earnings in excess of
  billings on completed contracts.........       131,537         188,168
                                            ------------    ------------
Costs and estimated earnings in excess of
  billings................................     9,102,733      16,020,986
                                            ------------    ------------
Billings in excess of costs and estimated
  earnings on uncompleted contracts.......    (1,051,552)     (6,512,121)
Billings in excess of costs and estimated
  earnings on completed contracts.........       (96,498)       (485,229)
                                            ------------    ------------
Billings in excess of costs and estimated
  earnings................................    (1,148,050)     (6,997,350)
                                            ------------    ------------
                                            $  7,954,683    $  9,023,636
                                            ============    ============

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

(4) PROPERTY AND EQUIPMENT, NET

     Property and equipment, net consists of:

                                                 1996           1997
                                              -----------    -----------
Leasehold improvements......................  $ 7,580,830    $10,764,783
Machinery and equipment.....................    3,535,623      4,347,692
Trucks and automobiles......................      107,024        181,001
Office equipment............................      222,123        364,510
Construction in progress....................      567,137        354,826
                                              -----------    -----------
                                               12,012,737     16,012,812
Less accumulated depreciation and
  amortization..............................   (3,460,017)    (4,783,649)
                                              -----------    -----------
                                              $ 8,552,720    $11,229,163
                                              ===========    ===========

(5) NOTE PAYABLE -- REVOLVING CREDIT AGREEMENT

     In 1995 the Company entered into a revolving loan commitment that expires in September 1998. The Company is entitled to borrow, from time to time, up to $20,000,000 with actual borrowings limited to specific percentages of eligible contracts receivable, equipment and inventories. Actual outstanding borrowings were $5,943,853 and $42,185 at December 31, 1996 and 1997, respectively. The interest rate is calculated at the prime lending rate (8.5% at December 31, 1997) plus three quarters of a percent (.75%) per annum. The loan is secured by substantially all of the Company's assets.

(6) LONG-TERM DEBT

     Long-term debt consists of:

                                                   1996          1997
                                                ----------    ----------
Industrial development bonds..................  $1,999,952    $1,374,952
Less current portion of long-term debt........    (100,000)   (1,374,952)
                                                ----------    ----------
                                                $1,899,952    $       --
                                                ==========    ==========

     In June 1990, the Industrial Development Authority of the County of San Joaquin, California issued $4,200,000 of Industrial Development Bonds. The net proceeds of approximately $4,000,000 were used to fund the construction of a manufacturing facility on leased property located in Lathrop, California. The Company fully utilized the bonds at December 31, 1991. The Company has executed financing statements covering the plant and equipment financed, as security for repayment of the bonds. The bonds are secured by a $1,299,275 letter of credit, and bear interest at an initial rate of 6.75% and fluctuate weekly. The interest rate was 3.65% at December 31, 1997. The bond agreement was amended in 1997 requiring repayment of the balance by December 31, 1998.

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

(7) INCOME TAXES

     The components of the 1995, 1996 and 1997 provision for Federal and state income tax (expense) benefit computed in accordance with Financial Accounting Standard No. 109 are summarized below:

                                      1995        1996          1997
                                    --------    ---------    -----------
Current:
  Federal.........................  $(14,210)   $ (90,483)   $(7,874,257)
  State...........................    (4,888)    (117,148)    (2,021,309)
                                    --------    ---------    -----------
                                     (19,098)    (207,631)    (9,895,566)
Deferred:
  Federal.........................        --           --      1,634,085
  State...........................        --           --        558,847
                                    --------    ---------    -----------
                                    $(19,098)   $(207,631)   $(7,702,634)
                                    ========    =========    ===========

     Income tax (expense) benefit attributable to income from operations differed from the amounts computed by applying the U.S. Federal income tax rate to pretax income from operations as a result of the following:

                                                 1995     1996     1997
                                                 -----    -----    -----
Taxes, U.S. statutory rates....................  (34.0)%  (34.0)%  (35.0)%
State taxes, less Federal benefit..............     --       --     (4.5)
Utilization of income tax benefit relating to
  loss carryover...............................   34.0     34.0      3.8
Other..........................................   (1.9)    (4.6)    (1.5)
                                                 -----    -----    -----
          Total taxes on income................   (1.9)%   (4.6)%  (37.2)%
                                                 =====    =====    =====

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1997 are as follows:

                                                         1996           1997
                                                      -----------    -----------
    Deferred tax assets:
      Reserves and accruals not recognized for
         income tax purposes........................  $ 1,114,987    $ 2,490,821
      Net operating loss carryforwards..............      209,100             --
      State taxes...................................       75,065        474,653
      Other.........................................       29,117        368,579
                                                      -----------    -----------
         Total gross deferred tax assets............    1,428,269      3,334,053
      Less valuation allowance......................   (1,158,714)    (1,059,576)
                                                      -----------    -----------
         Net deferred tax assets....................  $   269,555    $ 2,274,477
                                                      ===========    ===========
    Deferred tax liabilities:
      Revenue recognition...........................  $  (171,360)   $   (73,589)
      Prepaids......................................      (98,195)        (7,955)
                                                      -----------    -----------
         Totals gross deferred tax liabilities......     (269,555)       (81,544)
                                                      -----------    -----------
         Net deferred tax assets....................  $        --    $ 2,192,933
                                                      ===========    ===========

     These amounts have been presented in the balance sheet as follows:

                                                           1996          1997
                                                        ----------    ----------
    Current deferred tax asset........................  $       --    $2,094,059
    Noncurrent deferred tax asset.....................          --        98,874
                                                        ----------    ----------
         Total deferred tax assets....................  $       --    $2,192,933
                                                        ==========    ==========

     The net change in the total valuation allowance for the year ended December 31, 1997 was a decrease of $99,138.

     The Company's net operating loss carryforward amounted to $615,000 and $0 for the years ended December 31, 1996 and 1997, respectively.

(8) TRANSACTIONS WITH RELATED PARTIES

SALES

     The Company sells modular classrooms to certain companies and partnerships, where shareholders and partners are either shareholders or an officer of the Company. The buildings are then leased to various school districts by the related companies and partnerships.

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

     The table below summarizes the classroom sales to related parties:

                                               1995         1996          1997
                                             --------    ----------    ----------
    Sales..................................  $600,228    $1,452,868    $2,942,313
    Cost of goods sold.....................   531,152     1,239,425     2,530,803
    Gross profit percentage................     11.51%        14.69%        13.99%
                                             ========    ==========    ==========

     The related party purchases modular relocatable classrooms from the Company, upon standard terms and at standard wholesale prices.

     Due from affiliates includes a portion of unpaid invoices as a result of the above transactions. As of December 31, 1996 and 1997 these amounts totaled $431,755 and $825,963, respectively. Additional amounts arising from these transactions are included in the following captions:

                                                            1996         1997
                                                          --------    ----------
    Costs and estimated earnings in excess of billings
      on uncompleted contracts..........................  $417,780    $1,406,897
    Billings in excess of costs and estimated earnings
      on uncompleted contracts..........................   (12,572)      (65,405)
                                                          ========    ==========

NOTE RECEIVABLE

     At December 31, 1996 and 1997, the Company had one note receivable from a related party partnership in the amount of $45,212. The partnership is composed of an officer and shareholders of the Company. The note bears interest at 10% and is payable upon demand. Unpaid interest related to this note, and two other related party notes with principal repayment in 1996, totaled $322,312 at December 31, 1996 and $226,671 at December 31, 1997 and is included in due from affiliates. The Company has negotiated payment terms on the accrued interest and is receiving regular interest payments.

OPERATING LEASES

     The Company leases various land at its manufacturing facilities. The present manufacturing facility leases are with the Company's Chairman and partnerships composed of an officer and shareholders. All related party leases require monthly payments which aggregate $37,000. In connection with the lease at the Lathrop facility, the Company made an $83,000 security deposit during 1990.

     In 1994, due to declines in real estate values, the Company's Chairman and partnerships reduced the monthly lease rates for the manufacturing facilities to an aggregate of $37,000. The reduced rents will continue for as long as real estate values remain depressed.

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

     Future minimum lease payments under these leases are discussed in note 14. Included in cost of sales is $435,000, $447,000 and $444,000 in rent expense paid to related parties for the years ended December 31, 1995, 1996, and 1997, respectively.

(9) 401(K) PLAN

     The Company has a tax deferred savings plan under Section 401(k) of the Internal Revenue Code. Eligible employees can contribute up to 12% of gross annual earnings. Company contributions, made on a 50% matching basis, are determined annually. The Company's contributions were $36,937, $53,031 and $77,016 in 1995, 1996, and 1997, respectively.

(10) STOCK OPTIONS

     In 1989, the Company's shareholders approved a stock option plan (the 1989
Plan). The 1989 Plan provides for the grant of both incentive and non-qualified options to purchase up to 400,000 shares of the Company's common stock. The incentive stock options can be granted only to employees, including officers of the Company, while non-qualified stock options can be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company.

     The exercise price of the stock options cannot be less than the fair market at the date of the grant (110% if granted to an employee who owns 10% or more of the common stock).

     Stock options outstanding under the 1989 Plan are summarized as follows:

                                                               WEIGHTED
                                                                AVERAGE
                                                 SHARES     EXERCISE PRICE
                                                --------    ---------------
December 31, 1994.............................   400,000        $ 1.92
  Granted.....................................    45,000         2.125
  Terminated..................................   (45,000)         3.00
                                                --------        ------
December 31, 1995.............................   400,000          1.82
  Exercised...................................  (114,500)         1.87
                                                --------        ------
December 31, 1996.............................   285,500          1.82
  Terminated..................................    (1,000)         1.50
  Exercised...................................   (78,450)         2.12
                                                --------        ------
December 31, 1997.............................   206,050        $ 1.70
                                                ========        ======

     As of December 31, 1997, 142,450 options are vested and exercisable at prices ranging from $.625 to $10.00 per share under the 1989 Plan. With respect to options issued pursuant to the Del-Tec acquisition, 50,000 options were exercised during 1997 and 75,000 options remained outstanding as of December 31, 1997.

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

     In March of 1994, pursuant to a vote of the Board of Directors, a nonqualified option plan was approved (the March 1994 Plan). The March 1994 Plan provides for the grant of 200,000 options to purchase shares of the Company's common stock. The exercise price of the stock options cannot be less than the fair market at the date of the grant. All of these options were granted during 1994.

     Stock options outstanding at December 31, 1996, under the March 1994 Plan are summarized as follows:

                                                                WEIGHTED
                                                                AVERAGE
                                                   SHARES    EXERCISE PRICE
                                                   -------   --------------
December 31, 1994................................  200,000       $1.22
  Exercised......................................       --          --
                                                   -------       -----
December 31, 1995................................  200,000        1.22
  Exercised......................................  (15,000)       1.19
                                                   -------       -----
December 31, 1996................................  185,000        1.22
  Exercised......................................  (15,900)       1.40
                                                   -------       -----
December 31, 1997................................  169,100       $1.21
                                                   =======       =====

     As of December 31, 1997, 126,600 options are vested and exercisable at prices ranging from $1.19 to $1.50 per share under the March 1994 Plan.

     In May of 1994, in conjunction with the offering of preferred stock (note
11) the Board of Directors voted and approved an additional stock option plan (the May 1994 Plan). The May 1994 Plan provides for the grant of both incentive and non-qualified options to purchase up to 500,000 shares of the Company's common stock. The incentive stock options can be granted only to employees, including officers of the Company, while non-qualified stock options can be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. The exercise price of the stock options cannot be less than the fair market at the date of the grant (110% if granted to an employee who owns 10% or more of the common stock).

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

     Stock options outstanding under the May 1994 Plan, are summarized as follows:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                         SHARES     EXERCISE PRICE
                                                         -------    --------------
December 31, 1994......................................  285,000       $ 1.50
  Granted..............................................   35,000         2.125
  Terminated...........................................  (35,000)        1.50
                                                         -------       -------
December 31, 1995......................................  285,000         1.60
  Granted..............................................  205,000         2.59
  Terminated...........................................  (37,500)        1.50
  Exercised............................................  (12,500)        1.50
                                                         =======       =======
December 31, 1996......................................  440,000         2.06
  Granted..............................................    7,500        19.50
  Exercised............................................   (9,375)        3.86
                                                         -------       -------
December 31, 1997......................................  438,125       $ 2.32
                                                         =======       =======

     As of December 31, 1997, 216,675 options are vested and exercisable at prices ranging from $1.50 to $4.50 per share under the May 1994 Plan.

     In July 1996, the Company's Board of Directors authorized the grant of options to purchase up to 500,000 shares of the Company's common stock. The non-statutory options may be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant service to the Company. The exercise price of the stock options cannot be less than the fair market value at the date of the grant (110% if granted to an employee who owns 10% or more of the common stock).

     Stock options outstanding under the July 1996 Plan, are summarized as follows:

                                                               WEIGHTED
                                                               AVERAGE
                                                 SHARES     EXERCISE PRICE
                                                 -------    --------------
December 31, 1995..............................       --        $   --
  Granted......................................  110,000          4.50
                                                 -------        ------
December 31, 1996..............................  110,000          4.50
  Granted......................................  263,333          8.75
  Terminated...................................   (4,202)        12.62
  Exercised....................................  (16,798)         4.89
                                                 -------        ------
December 31, 1997..............................  352,333        $ 7.56
                                                 =======        ======

     As of December 31, 1997, 81,500 options are vested and exercisable at prices ranging from $4.50 to $12.62 per share under the July 1996 Plan.

     All stock options have a maximum term of ten years and become fully exercisable in accordance with a predetermined vesting schedule which varies.

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

     The per share weighted-average fair value of stock options granted during 1996 and 1997 was $1.94 and $9.05, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions; 1995 -- expected dividend yield 0%, risk-free interest rate of 7.80%, volatility factor of 72.66%, and expected life of four years;
1996 -- expected dividend yield 0%, risk-free interest rate of 7.80%, volatility factor of 72.66%, and an expected life of four years; 1997 -- expected dividend yield 0%, risk-free interest rate of 7.80%, volatility factor of 73.06%, and an expected life of four years. The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                      1995         1996          1997
                                    --------    ----------    -----------
Net Income
     As Reported..................  $964,799    $4,269,032    $13,008,285
     Pro Forma....................   862,133     3,657,659     12,044,970
                                    ========    ==========    ===========
Basic earnings per share
     As Reported..................  $   0.25    $     0.77    $      1.47
     Pro forma....................      0.27          0.67           1.36
                                    ========    ==========    ===========
Fully diluted earnings per share
     As Reported..................  $   0.14    $     0.47    $      1.31
     Pro Forma....................      0.13          0.40           1.22
                                    ========    ==========    ===========

     Pro forma net income reflects only options granted since January 1, 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period of four years and compensation cost for options granted prior to January 1, 1995 is not considered.

(11) 5% CONVERTIBLE PREFERRED STOCK

     In May of 1994, in a private transaction without registration under the Securities Act, the Company sold 2,850,000 shares of Series A 5% Convertible Preferred Stock. The Preferred Stock was sold at $1.00 per share resulting in proceeds before costs and expenses of $2,850,000. All of the Series A 5% Convertible Preferred Stock was converted into Common Stock during 1996. In connection with this private placement of the Series A 5% Preferred Stock, the shareholders were granted warrants to purchase an aggregate of 1,385,000 shares of common stock at $1.50 (subject to adjustment in certain events), as well as warrants to purchase an aggregate of 1,375,000 additional shares at $2.00 per share (subject to adjustments in certain events). All warrants were either exercised or expired during 1996. Dividends in the amount of $166,320 and $47,500 were declared for the years ended December 31, 1995 and 1996, respectively.

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

(12) MAJOR CUSTOMER

     The Company had sales to two major customers which represented the following percentage of net sales:

                                                     1995    1996    1997
                                                     ----    ----    ----
Customer A.........................................   9%      13%      4%
Customer B.........................................   0%       4%     11%
                                                      ==      ==      ==

(13) SUPPLEMENTAL CASH FLOW DISCLOSURES

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                1995        1996         1997
                                              --------    --------    ----------
    Cash paid during the year for:
      Interest..............................  $248,443    $470,248    $1,058,256
                                              ========    ========    ==========
      Income taxes..........................  $     --    $ 24,320    $8,400,000
                                              ========    ========    ==========

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:

     During 1995, $273,594 of notes receivable from officer shareholders was repaid by delivery of 155,988 shares of common stock at market value.

     During 1996, 2,850,000 shares of Series A 5% convertible Preferred Stock were converted into 2,850,000 shares of common stock, in accordance with the private placement (note 11).

(14) COMMITMENTS AND CONTINGENCIES

LAND LEASES

     The Company has entered into agreements to lease land at its manufacturing facilities in Perris and Lathrop, California. Minimum lease payments under these noncancelable operating leases for the next five years and thereafter are as follows:

                      YEAR ENDING DECEMBER 31:
                      ------------------------
         1998...................................................  $  569,000
         1999...................................................     515,000
         2000...................................................     513,000
         2001...................................................     444,000
         2002...................................................     444,000
         Thereafter.............................................   6,002,000
                                                                  ----------
                                                                  $8,487,000
                                                                  ==========

                                 MODTECH, INC.

                        DECEMBER 31, 1995, 1996 AND 1997

     Of the $8,487,000 in future rental payments, substantially all is to related parties (note 8). Rent expense for the years ended December 31, 1995, 1996 and 1997 was $435,000, $447,000 and $522,000, respectively.

     The manufacturing facility in Patterson, California was purchased in January 1998 (note 18), and is not included above.

(15) SECONDARY STOCK OFFERING

     In November 1997 the Company sold 1,000,000 shares of common stock at $20 per share. The net proceeds to the Company were $18,600,000, after the deduction of underwriting discounts, commissions and offering expenses paid by the Company.

     The Company used a portion of the proceeds to repay amounts outstanding under the Company's $20,000,000 revolving loan agreement with a bank (note 5). The remaining net proceeds are expected to be used as additions to working capital.

(16) WARRANTY

     The Company provides a one year warranty relating to the workmanship on their modular units. To date, warranty costs incurred on completed contracts have been immaterial.

(17) PENDING CLAIMS AND LITIGATION

     In the normal course of business, the Company has been named in several claims and lawsuits arising out of the failure to pay subcontractors or for alleged breach of assigned security. In the opinion of management, the outcome of the claims will not have a material effect on the Company's financial position or results of operations.

(18) SUBSEQUENT EVENTS

     The manufacturing facility in Patterson, California was leased from Miller Structures, Inc. from October 1996 through December 1997. The lease payments are included in rent expense. The Company purchased the facility in January 1998.

     On March 2, 1998, the Company announced that it had signed an agreement to purchase a majority interest in Trac Modular Manufacturing, Inc (Trac). Trac is based in Glendale, Arizona. Subsequent to the completion of due diligence, the transaction closed on March 20, 1998.

                                  SCHEDULE II

                                 MODTECH, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                 YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

                                      BALANCE AT
                                      BEGINNING     CHARGED                  BALANCE AT
            DESCRIPTION                OF YEAR     TO EXPENSE   DEDUCTIONS   END OF YEAR
            -----------               ----------   ----------   ----------   -----------
Allowance for contract adjustments:
Year ended December 31, 1995........   $425,390      $   --      $(17,300)    $408,090
                                       ========      ======      ========     ========
Year ended December 31, 1996........   $408,090      $5,866      $   (583)    $413,373
                                       ========      ======      ========     ========
Year ended December 31, 1997........   $413,373      $   --      $ (3,254)    $410,119
                                       ========      ======      ========     ========

                                 MODTECH, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                      DECEMBER 31,    SEPTEMBER 30,
                                                          1997            1998
                                                      ------------    -------------
                                                        AUDITED         UNAUDITED
Current assets
  Cash..............................................  $11,629,000      $30,450,000
  Contracts receivable, net, including costs in
     excess of billings of $16,021,000 and
     $13,738,000 in 1997 and 1998, respectively.....   37,531,000       33,565,000
  Inventories.......................................    3,932,000        2,828,000
  Due from affiliates...............................    1,098,000          694,000
  Deferred tax asset................................    2,094,000        2,094,000
  Other current assets..............................      310,000          402,000
                                                      -----------      -----------
          Total current assets......................   56,594,000       70,033,000
                                                      -----------      -----------
Property and equipment, net.........................   11,229,000       12,221,000
Other assets
  Deferred tax asset................................       99,000           99,000
  Other assets......................................      298,000          134,000
                                                      -----------      -----------
                                                      $68,220,000      $82,487,000
                                                      ===========      ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued liabilities..........  $11,763,000      $13,834,000
  Billings in excess of costs.......................    6,997,000        6,402,000
  Current portion of long-term debt.................    1,417,000               --
                                                      -----------      -----------
          Total current liabilities.................   20,177,000       20,236,000
Stockholders equity
  Common stock, shares authorized, $.01 par.
     Authorized 20,000,000 shares; issued and
     outstanding 9,856,000 and 9,871,000 in 1997 and
     1998, respectively.............................       98,000          100,000
  Additional paid-in capital........................   39,331,000       39,573,000
  Retained earnings.................................    8,614,000       22,578,000
                                                      -----------      -----------
          Total shareholders' equity................   48,043,000       62,251,000
                                                      -----------      -----------
                                                      $68,220,000      $82,487,000
                                                      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                                 MODTECH, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                             THREE MONTHS ENDED             NINE MONTHS ENDED
                               SEPTEMBER 30,                  SEPTEMBER 30,
                         --------------------------    ---------------------------
                            1997           1998           1997            1998
                         -----------    -----------    -----------    ------------
Net sales..............  $39,805,000    $37,243,000    $98,711,000    $113,119,000
Cost of goods sold.....   31,235,000     28,408,000     78,923,000      87,083,000
                         -----------    -----------    -----------    ------------
     Gross profit......    8,570,000      8,835,000     19,788,000      26,036,000
Selling, general, and
  administrative
  expenses.............    1,362,000      1,102,000      3,544,000       3,843,000
                         -----------    -----------    -----------    ------------
     Income from
       operations......    7,208,000      7,733,000     16,244,000      22,193,000
                         -----------    -----------    -----------    ------------
Other income (expense):
  Interest income
     (expense), net....     (274,000)       305,000       (823,000)        694,000
  Other -- net.........        8,000          3,000         72,000          18,000
                         -----------    -----------    -----------    ------------
                            (266,000)       308,000       (751,000)        712,000
                         -----------    -----------    -----------    ------------
     Income before
       income taxes....    6,942,000      8,041,000     15,493,000      22,905,000
Income taxes...........   (2,456,000)    (2,862,000)    (5,812,000)     (8,511,000)
                         -----------    -----------    -----------    ------------
     Net income........  $ 4,486,000    $ 5,179,000    $ 9,681,000    $ 14,394,000
                         ===========    ===========    ===========    ============
Basic earnings per
  share................  $      0.47    $      0.52    $      1.01    $       1.46
                         ===========    ===========    ===========    ============
Weighted-average shares
  outstanding..........    9,611,000      9,871,000      9,611,000       9,871,000
                         ===========    ===========    ===========    ============
Diluted earnings per
  share................  $      0.47    $      0.48    $      1.00    $       1.33
                         ===========    ===========    ===========    ============
Weighted-average shares
  outstanding..........    9,647,000     10,800,000      9,647,000      11,000,000
                         ===========    ===========    ===========    ============

   The accompanying notes are an integral part of these financial statements.

                         MODTECH, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                     ---------------------------
                                                         1997           1998
                                                     ------------    -----------
Cash flows from operating activities:
  Net income.......................................  $  9,681,000    $14,394,000
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
       Depreciation and amortization...............       866,000        890,000
       (Increase) decrease in operating assets and
          liabilities:
          Contracts receivable.....................   (21,779,000)     3,966,000
          Inventories..............................    (1,394,000)     1,104,000
          Due from affiliates......................      (490,000)       404,000
          Other assets.............................       (35,000)        72,000
          Deferred tax asset.......................            --             --
          Accounts payable and accrued
             liabilities...........................     3,255,000      2,071,000
          Billings in excess of costs..............     4,827,000       (595,000)
                                                     ------------    -----------
          Net cash provided by (used in) operating
             activities............................    (5,069,000)    22,306,000
                                                     ------------    -----------
Cash flows from investing activities:
  Proceeds from sale of equipment..................            --             --
  Purchase of property and equipment...............      (981,000)    (1,882,000)
                                                     ------------    -----------
          Net cash used in investing activities....      (981,000)    (1,882,000)
                                                     ------------    -----------
Cash flows from financing activities:
  Net principal borrowings (payments) under
     revolving credit lines........................     6,064,000             --
  Principal payments on long-term debt.............            --     (1,417,000)
  Investment in affiliate..........................            --       (250,000)
  Conversion of stock options......................        96,000         64,000
                                                     ------------    -----------
Net cash provided by (used in) financing
  activities.......................................     6,160,000     (1,603,000)
                                                     ------------    -----------
Net increase in cash...............................       110,000     18,821,000
Cash at beginning of period........................       405,000     11,629,000
                                                     ------------    -----------
Cash at end of period..............................  $    515,000    $30,450,000
                                                     ============    ===========

   The accompanying notes are an integral part of these financial statements.

                                 MODTECH, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998

(1) MANAGEMENT OPINION

     In the opinion of management, the condensed financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations as of and for the periods presented.

     The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full fiscal year.

     Certain statements in this report constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward -- looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements, expressed or implied by such forward -- looking statements.

(2) TAXES ON INCOME

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(3) EARNINGS PER SHARE

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). This statement replaces the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike Primary earnings per share, basic earnings per share excludes any dilutive effects of options and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been restated to conform to the SFAS No. 128 requirement.

ITEM 2.MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following table sets forth certain items in the Condensed Statements of Income as a percent of net sales.

                                                  PERCENT OF        PERCENT OF
                                                  NET SALES         NET SALES
                                                 THREE MONTHS      NINE MONTHS
                                                    ENDED             ENDED
                                                SEPTEMBER 30,     SEPTEMBER 30,
                                                --------------    --------------
                                                1997     1998     1997     1998
                                                -----    -----    -----    -----
Net sales.....................................  100.0%   100.0%   100.0%   100.0%
Gross profit..................................   21.5     23.7     20.0     23.0
Selling, general and administrative...........    3.4      3.0      3.6      3.4
Income from operations........................   18.1     20.8     16.5     19.6
Interest income (expense), net................   (0.7)     0.8     (0.8)     0.6
Income before taxes on income.................   17.4     21.6     15.7     20.2

     Net sales decreased by $2,562,000 or 6.4% for the three months and increased by $14,408,000 or 14.6% for the nine months ended September 30, 1998. The overall increase in revenue is attributable to the growth in the school population, the Class Size Reduction program and a diversification of our product line. The three month decrease was primarily due to the delay by the California Legislature in the adoption of the California state fiscal budget for 1998/1999.

     Gross profit as a percentage of net sales for the three and nine months ended September 30, 1998 increased to 23.7% and 23.0% from 21.5% and 20.0% for the same period in 1997. The increase was due principally to the utilization of the manufacturing facilities and the realization of manufacturing efficiencies and product mix.

     Selling, general and administrative expenses decreased for the three months ended September 30, 1998 by $260,000 and increased for the nine months ended September 30, 1998 by $299,000, a change of 19.1% and 8.4% respectively. The increase is primarily due to the increase in sales expense as well as the increase in the number of employees. As a percentage of sales, selling, general, and administrative expenses for the three and nine months ended September 30, are 3.0% and 3.4% for 1998. The percentages were 3.4% and 3.6% for the same period in 1997.

     Due to a higher cash balance and reduced line of credit borrowing, the nine months ended September 30, 1998 reflects net interest income of $712,000 compared to net interest expense of $751,000 for the same period in 1997, a favorable increase of $1,463,000 or 194.8%.

     On March 20, 1998, the Company purchased an 80% interest in Trac Modular Manufacturing, Inc (Trac). The purchase price approximated the fair value of net assets on the purchase date. Trac is based in Glendale, Arizona. The financial activity for this subsidiary has been included in the Company's financial statements for the second and third quarter of 1998.

     Modtech, Inc. has announced that it has entered into a definitive agreement to purchase 100% of the equity of SPI Manufacturing, Inc. ("SPI"), a provately held company. SPI is a leading designer, manufacturer and wholesaler of commercial and light industrial modular buildings. The transaction is scheduled to close in December 1998 and is subject to shareholder and regulatory approval.

     The acquisition will be structured as a merger transaction whereby each of Modtech, Inc. and SPI will become wholly owned subsidiaries of a newly formed public holding company, Modtech Holdings. Modtech holdings will acquire SPI for consideration consisting of approximately $8 million in cash and approximately 5 million shares of holding company common stock. Modtech Holdings will also refinance approximately $32 million of SPI debt. The merger agreement also provides that Modtech, Inc. shareholders will receive approximately $3.66 per share (in the aggregate, approximately $40 million) and that all of the outstanding Modtech, Inc. shares will be converted into Modtech Holdings common stock (approximately 10 million shares) at an effective ratio of approximately 1 Modtech, Inc. share to 0.85 shares of Modtech Holdings. Modtech Holdings shares will be traded on NASDAQ in replacement of the existing Modtech, Inc. shares.

     SPI had pro forma consolidated net sales of approximately $80 million for the fiscal year ended March 31, 1998, which include the results of its California operations, the Texas operation which was acquired in February 1998 and the Arizona operation which was acquired in April 1998.

INFLATION

     In the past, the Company has not been adversely affected by inflation, because it has been generally able to pass along to its customers increases in the costs of labor and materials.

LIQUIDITY AND CAPITAL RESOURCES

     To date, the Company has generated cash to meet its needs from operations, bank borrowings and public offerings. At September 30, 1998, the Company had $30,450,000 in cash. During the nine months ended September 30, 1998, the Company provided cash in it's operating activities.

     The Company has a revolving loan commitment that will expire in the year 2000. The Company is entitled to borrow, from time to time up to $20,000,000 with actual borrowings limited to specified percentages of eligible accounts receivables, equipment and inventories. On September 30, 1998, no amounts were outstanding under this loan.

     During the three and nine months ended September 30, 1998,certain directors, officers or employees exercised 14,575 and 49,575 common stock options for a total of $41,688 and $63,738, respectively.

     Management believes that the Company's existing product lines and manufacturing capacity will enable the Company to generate sufficient cash through operations, supplemented by periodic use of its existing bank line of credit, to finance the Company's business at current levels over the next 12 months. Additional cash resources may be required if the Company is able to expand its business beyond current levels. For example, it will be necessary for the Company to construct or acquire additional manufacturing facilities in order for the Company to compete effectively in new market areas or states which are beyond a 300 mile radius from one of its production facilities. The construction or acquisition of new facilities would require significant additional capital. For these reasons, among others, the Company may need additional debt or equity financing in the future. There can be, however, no assurance that the Company will be successful in obtaining such additional financing, or that any such financing will be available on terms acceptable to the Company.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period covered by that financial statement. SFAS 130 requires an enterprise to
(a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Management has determined the adoption of SFAS 130 will not have a material impact on the Company's combined financial statement or results of operations.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for public business enterprises to report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise", but retains the requirement to report information about major customers. It amends FASB Statement No. 94, "Consolidation of All Majority-Owned Subsidiaries", to remove the special disclosure requirements for previously unconsolidated subsidiaries. SFAS 131 requires, among other items, that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets, information about the revenues derived from the enterprise's products or services, and major customers. SFAS 131 also requires that the enterprise report descriptive information about the way that the operating segments were determined and the products and services provided by the operating segments. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. SFAS 131 need not be applied to interim financial statements in the initial year of its application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. Management has not determined whether the adoption of SFAS 131 will have a material impact on the Company's segment reporting.

     In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132"). SFAS 132 revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. SFAS 132 is effective for fiscal years beginning after December 15, 1997. SFAS 132, requiring only additional information disclosures, is effective for the Company's fiscal year ending December 31, 1998.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Application of SFAS 133 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

YEAR 2000

     The Company is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information by the Company's computerized information systems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures.

     The Company has investigated the impact of the Year 2000 problem on its business, including the Company's operational, information and financial systems. Based on this investigation, the Company does not expect the Year 2000 problem, including the cost of making the Company's computerized information systems Year 2000 compliant, to have a material adverse impact on the Company's financial position or results of operations in future periods. However, the inability of the Company to resolve all potential Year 2000 problems in a timely manner could have a material adverse impact on the Company.

     The Company has also initiated communications with significant suppliers and vendors on which the Company relies in an effort to determine the extent to which the Company's business is vulnerable to the failure by these third parties' to remediate their Year 2000 problems. While the Company had not been informed of any material risks associated with the Year 2000 problem on these entities, there can be no assurance that the computerized information systems of these third parties will be Year 2000 compliant on a timely basis. The inability of these third parties to remediate their Year 2000 problems could have a material adverse impact on the Company.


     To the extent possible, the Company will be developing and executing contingency plans designed to allow continued operation in the event of failure of the Company's or third parties' computer systems.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
SPI Holdings, Inc.:

     We have audited the accompanying consolidated balance sheets of SPI HOLDINGS, INC. (a Colorado corporation) as of January 31, 1997, March 27, 1997 and March 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended January 31, 1996 and 1997, the period from February 1, 1997 to March 27, 1997, and the year ended March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SPI Holdings, Inc. as of January 31, 1997, March 27, 1997 and March 31, 1998 and the results of its operations and its cash flows for the years ended January 31, 1996 and 1997, the period from February 1, 1997 to March 27, 1997 and the year ended March 31, 1998 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Orange County, California
May 22, 1998

                               SPI HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                     ASSETS

                                                                  PREDECESSOR(1)         COMPANY
                                                              -----------------------   ---------
                                                              JANUARY 31,   MARCH 27,   MARCH 31,
                                                                 1997         1997        1998
                                                              -----------   ---------   ---------
CURRENT ASSETS:
  Cash......................................................    $1,243       $1,991      $ 1,119
  Accounts receivable, net of allowance for doubtful
     accounts of $26 at January 31, 1997 and March 31, 1997
     and $122 at March 31, 1998, respectively...............     2,819        3,320        4,034
  Accounts receivable from former officers..................     1,380        1,433           --
  Inventories...............................................       918        1,215        2,761
  Notes receivable from related parties.....................       470          540           --
  Interest receivable.......................................        48           --           --
  Income tax receivable.....................................        --           --          166
  Deferred tax asset........................................        25           25          152
  Prepaid expenses..........................................         2           14          380
                                                                ------       ------      -------
          Total current assets..............................     6,905        8,538        8,612
                                                                ------       ------      -------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at cost:
     Furniture, fixtures and equipment......................       338          338        1,194
     Vehicles...............................................       239          215           49
     Leasehold improvements.................................       375          380          390
     Lease assignment and interest..........................        --           --          566
                                                                ------       ------      -------
                                                                   952          933        2,199
  Less -- Accumulated depreciation..........................      (219)        (231)        (330)
                                                                ------       ------      -------
                                                                   733          702        1,869
                                                                ------       ------      -------
OTHER ASSETS:
  Deposits..................................................        10           10           40
  Deferred tax asset........................................        --           --           50
  Goodwill, net of accumulated amortization of $239 at March
     31, 1998...............................................        --           --       11,934
  Deferred loan fees, net of accumulated amortization of
     $123 at March 31, 1998.................................        --           --          638
  Covenants not to compete, net of accumulated amortization
     of $575 at March 31, 1998..............................        --           --        2,625
                                                                ------       ------      -------
          Total assets......................................    $7,648       $9,250      $25,768
                                                                ======       ======      =======

-------------------------
(1) Effective March 28, 1997, SPI Holdings, Inc. acquired Standard Pacific Industries, Inc. ("the Predecessor"). Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.

   The accompanying notes are an integral part of these consolidated balance sheets.

                               SPI HOLDINGS, INC.

                                ($ IN THOUSANDS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                 PRO FORMA
                                                             PREDECESSOR(1)         COMPANY    SHAREHOLDERS'
                                                         -----------------------   ---------     EQUITY AT
                                                         JANUARY 31,   MARCH 27,   MARCH 31,   AT MARCH 31,
                                                            1997         1997        1998          1998
                                                         -----------   ---------   ---------   -------------
                                                                                                (UNAUDITED)
CURRENT LIABILITIES:
  Accounts payable.....................................    $1,869       $2,021      $ 2,973
  Accrued liabilities..................................       264          533        1,537
  Revolving line of credit.............................        --           --          600
  Current portion of long-term debt....................        10           --        2,332
  Income taxes payable.................................     1,091        1,437           --
                                                           ------       ------      -------
          Total current liabilities....................     3,234        3,991        7,442
                                                           ------       ------      -------
LONG-TERM LIABILITIES:
  Deferred tax liability...............................        21           21           --
  Long-term debt, net of current portion...............        13           --       11,624
                                                           ------       ------      -------
          Total long-term liabilities..................        34           21       11,624
                                                           ------       ------      -------
          Total liabilities............................     3,268        4,012       19,066
                                                           ------       ------      -------
COMMITMENTS AND CONTINGENCIES (NOTE 11)
SHAREHOLDERS' EQUITY:
Convertible preferred stock:
  Class A-1, stated value $2.715 per share:
     1,500,000 shares authorized, 994,335 shares issued
       and outstanding at March 31, 1998...............        --           --        2,628       $   --
  Class A-2, stated value $2.863 per share:
     1,000,000 shares authorized, 272,051 shares issued
       and outstanding at March 31, 1998...............        --           --          725           --
  Class A-3 warrants, no par value: 400,000 shares
     authorized, no shares issued at March 31, 1998....        --           --          647           --
  Class A-4, stated value $4.500 per share:
     155,000 shares authorized, 133,331 shares issued
       and outstanding at March 31, 1998...............        --           --          600           --
Common stock of Predecessor, stated value $1 per share:
  3,600 shares authorized, issued and outstanding at
  January 31, 1997 and March 27, 1997..................         4            4           --           --
Common stock of Company, par value $0.017 per share:
  5,000,000 shares authorized, 333,614 shares issued
  and outstanding at March 31, 1998, 1,733,331 pro
  forma shares at March 31, 1998.......................        --           --            6        4,606
Retained earnings......................................     4,376        5,234        2,096        1,396
                                                           ------       ------      -------       ------
          Total shareholders' equity...................     4,380        5,238        6,702       $6,002
                                                           ------       ------      -------       ------
                                                           $7,648       $9,250      $25,768
                                                           ======       ======      =======

-------------------------
(1) Effective March 28, 1997, SPI Holdings, Inc. acquired Standard Pacific Industries, Inc. ("the Predecessor"). Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.
   The accompanying notes are an integral part of these consolidated balance sheets.

                               SPI HOLDINGS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                    ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             PREDECESSOR(1)
                                 --------------------------------------     COMPANY
                                     YEAR ENDED          PERIOD FROM       ----------
                                    JANUARY 31,        FEBRUARY 1, 1997    YEAR ENDED
                                 ------------------      TO MARCH 27,      MARCH 31,
                                  1996       1997            1997             1998
                                 -------    -------    ----------------    ----------
Net Sales......................  $13,429    $24,113         $6,033          $42,180
Cost of Sales..................   10,541     19,035          4,106           32,458
                                 -------    -------         ------          -------
       Gross profit............    2,888      5,078          1,927            9,722
                                 -------    -------         ------          -------
Operating Expenses:
  Selling and administrative...    2,609      1,644            507            2,667
  Management and monitoring
     fees......................       --         --             --              225
  Depreciation.................       49         78             13              263
  Amortization.................       --         --             --            1,488
                                 -------    -------         ------          -------
                                   2,658      1,722            520            4,643
                                 -------    -------         ------          -------
       Income from
          operations...........      230      3,356          1,407            5,079
                                 -------    -------         ------          -------
Other Income/(Expense):
  Interest expense.............       (5)        (1)            --           (1,477)
  Interest income..............       85         79             21               38
  Miscellaneous income.........       34        111             90               36
  Penalties and interest on
     income taxes..............       --       (117)            --               --
                                 -------    -------         ------          -------
                                     114         72            111           (1,403)
                                 -------    -------         ------          -------
       Income before provision
          for income taxes.....      344      3,428          1,518            3,676
Provision for Income Taxes.....      141      1,409            660            1,580
                                 -------    -------         ------          -------
       Net income..............  $   203    $ 2,019         $  858          $ 2,096
                                 =======    =======         ======          =======
Earnings Per Share:
  Basic........................                                             $  1.30
                                                                            =======
  Diluted......................                                             $  1.12
                                                                            =======

-------------------------
(1) Effective March 28, 1997, SPI Holdings, Inc. acquired the Predecessor entity. Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.

 The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                   TOTAL
                                COMMON STOCK      PREFERRED STOCK                  SHARE-
                              ----------------    ----------------    RETAINED    HOLDERS'
                              SHARES    AMOUNT    SHARES    AMOUNT    EARNINGS     EQUITY
                              ------    ------    ------    ------    --------    --------
PREDECESSOR(1):
  Balance, January 31,
     1995...................     4       $ 4         --     $   --     $2,154      $2,158
     Net Income.............    --        --         --         --        203         203
                               ---       ---      -----     ------     ------      ------
  Balance, January 31,
     1996...................     4         4         --         --      2,357       2,361
     Net Income.............    --        --         --         --      2,019       2,019
                               ---       ---      -----     ------     ------      ------
  Balance, January 31,
     1997...................     4         4         --         --      4,376       4,380
     Net Income.............    --        --         --         --        858         858
                               ---       ---      -----     ------     ------      ------
  Balance, March 27, 1997...     4       $ 4         --     $   --     $5,234      $5,238
                               ===       ===      =====     ======     ======      ======
COMPANY:
  Balance, March 27, 1997...    --       $--         --     $   --     $   --      $   --
     Common stock
       issuance.............   334         6         --         --         --           6
     Series A-1 issuance....    --        --        994      2,628         --       2,628
     Series A-2 issuance....    --        --        272        725         --         725
     Series A-3 warrants
       issuance.............    --        --         --        647         --         647
     Series A-4 issuance....    --        --        133        600         --         600
     Net Income.............    --        --         --         --      2,096       2,096
                               ---       ---      -----     ------     ------      ------
  Balance, March 31, 1998...   334       $ 6      1,399     $4,600     $2,096      $6,702
                               ===       ===      =====     ======     ======      ======

-------------------------
(1) Effective March 28, 1997, SPI Holdings, Inc. acquired the Predecessor entity. Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.

 The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                                     PREDECESSOR(1)
                                                          ------------------------------------    COMPANY
                                                             YEAR ENDED         PERIOD FROM      ----------
                                                             JANUARY 31,      FEBRUARY 1, 1997   YEAR ENDED
                                                          -----------------     TO MARCH 27,     MARCH 31,
                                                           1996      1997           1997            1998
                                                          ------    -------   ----------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income..........................................  $  203    $ 2,019       $   858         $ 2,096
    Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization.....................      49         78            13           1,203
      Net gain on disposition of equipment..............      --        (12)           --              --
      Provision for deferred income taxes...............      --        (25)           --            (134)
    Changes in assets and liabilities, net of assets
      acquired and liabilities assumed:
      Accounts receivable...............................     271     (1,907)         (501)           (142)
      Inventories.......................................      (5)      (391)         (297)           (623)
      Notes receivable from related parties.............    (395)       (74)          (71)             --
      Interest receivable...............................      (7)       (41)           48              --
      Prepaid expenses..................................     (20)        18           (12)           (367)
      Other assets......................................     (23)        23            --             (30)
      Accounts payable..................................     (74)     1,271           153             403
      Accrued liabilities...............................     727       (671)          269             666
      Deferred tax liability............................      --         21            --             (25)
      Income taxes payable..............................     218        504           346          (1,603)
                                                          ------    -------       -------         -------
         Net cash provided by operating activities......     944        813           806           1,444
                                                          ------    -------       -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment and leasehold improvements...    (411)      (193)           (7)         (1,260)
    Insurance proceeds from theft of equipment..........      --         21            --              --
    (Increase) decrease in accounts receivable from
      officers..........................................      --     (1,380)          (53)          1,600
    Investment in Office Master, net of cash received...      --         --            --          (3,893)
    Payments under non-compete agreements...............      --         --            --            (600)
                                                          ------    -------       -------         -------
         Net cash used in investing activities..........    (411)    (1,552)          (60)         (4,153)
                                                          ------    -------       -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on notes payable...................      --        (33)            2          (6,442)
  Proceeds from notes payable...........................      --         25            --              --
  Additions to notes payable............................      --         --            --           8,604
  Issuance of common stock..............................      --         --            --             600
  Issuance of warrants..................................      --         --            --              75
                                                          ------    -------       -------         -------
         Net cash provided by (used in) financing
           activities...................................      --         (8)            2           2,837
                                                          ------    -------       -------         -------
Net increase
(Decrease) in cash......................................     533       (747)          748             128
Cash, beginning of period...............................   1,457      1,990         1,243             991
                                                          ------    -------       -------         -------
Cash, end of period.....................................  $1,990    $ 1,243       $ 1,991         $ 1,119
                                                          ======    =======       =======         =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..............  $    5    $     1       $    --         $ 1,303
                                                          ======    =======       =======         =======
  Cash paid during the period for income taxes..........  $  201    $   520       $   314         $ 2,851
                                                          ======    =======       =======         =======

-------------------------
(1) Effective March 28, 1997, SPI Holdings, Inc. acquired the Predecessor entity. Because the acquisition was accounted for as a purchase, the post-acquisition period is not comparable to the pre-acquisition periods.

 The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998

1. COMPANY BACKGROUND AND BUSINESS

     SPI Holdings, Inc. dba SPI Manufacturing, Inc. (the Company), was incorporated in the state of Colorado in 1996. On March 27, 1997 the Company completed a transaction to acquire all of the then outstanding shares of Ronfran Inc., doing business as Standard Pacific Industries, Inc. (the Predecessor) The acquisition by the Company was accounted for as a purchase. Accordingly, the assets and liabilities were revalued based on relative fair market values as follows: (in thousands)

  Assets acquired:
  Cash......................................................  $   991
  Accounts receivable, net..................................    3,320
  Inventory.................................................    1,215
  Property, plant and equipment, net........................      662
  Covenant not to compete...................................    2,500
  Goodwill..................................................    9,190
  Other.....................................................       49
                                                              -------
                                                               17,927
                                                              -------
  Liabilities assumed:
  Accounts payable and accrued liabilities..................    4,034
  Long-term liabilities.....................................       21
                                                              -------
                                                                4,055
                                                              -------
  Net purchase price........................................  $13,872
                                                              =======

     The purchase price above includes related transaction costs of $228,000 and the subsequent payment by the sellers of $1,600,000 for post-closing adjustments to the purchase price pursuant to the purchase agreement.

     The Company has consummated the following acquisitions:

     - Leasehold interest in a manufacturing facility and certain assets of a former mobile home manufacturer located in Ontario, California (August,
       1997)

     - Office Master of Texas, Inc. ("Office Master"), a manufacturer of modular buildings located in the Dallas, Texas area (February, 1998)

     - Rosewood Enterprises, Inc. Modular Manufacturing ("Rosewood"), a Phoenix-based manufacturer of modular buildings (April, 1998 -see Note 16)

     The acquisitions of Office Master and Rosewood, which consisted of the acquisition of all outstanding shares of common stock, have or will be accounted for under the purchase method.

     The Company manufactures modular buildings at its four production facilities in Southern California, Texas and Arizona, and distributes to customers throughout the western United States, primarily in California. The Company's customers include dealers and leasing companies who then sell or lease the buildings to third-party end users operating in various industries.

                               SPI HOLDINGS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Basis of Presentation

     These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Office Master. The Company acquired Office Master on February 24, 1998, and the accompanying consolidated financial statements include the period from acquisition through March 31, 1998 for Office Master operations.

     The effects of operations for the four-day period March 28, 1997 to March 31, 1997 have been included in the year ended March 31, 1998. The Company had sales of approximately $400,000, costs of sales of approximately $251,000 and incurred payroll expenses of approximately $47,000 during the period. There were no other material activities during this four-day period.

     Because of the effects of purchase accounting, the accounts of the Predecessor are not comparable to those of the Company.

     b. Office Master Purchase Price Allocation

     The assets and liabilities were revalued based on relative fair market values as follows: (in thousands)

Assets acquired:
Cash........................................................  $   89
Accounts receivable, net....................................     571
Inventory...................................................     923
Property, plant and equipment, net..........................     213
Goodwill....................................................   2,984
Non-compete covenant........................................     100
                                                              ------
                                                               4,880
                                                              ------
Liabilities assumed:
Accounts payable and accrued liabilities....................     898
                                                              ------
                                                                 898
                                                              ------
Net purchase price..........................................  $3,982
                                                              ======

     Included in the purchase price above are related transaction costs of $148,000, including fees to KRG Capital of $50,000.

                               SPI HOLDINGS, INC.

     c. Inventories

     Inventories are stated at the lower of cost or market. The following is a summary of inventory by component as of January 31, 1997, March 27, 1997 and March 31, 1998 (in thousands):

                                JANUARY 31,     MARCH 27,     MARCH 31,
                                    1997           1997          1998
                                ------------    ----------    ----------
Raw materials.................      $828          $1,138        $2,184
Work-in-process...............        90              77           167
Finished goods................        --              --           550
                                    ----          ------        ------
                                     918           1,215         2,901
  Inventory reserve...........        --              --          (140)
                                    ----          ------        ------
                                    $918          $1,215        $2,761
                                    ====          ======        ======

     Work-in-process consists of raw materials and labor. Overhead costs are not capitalized due to the short construction period, and in the opinion of management, are not material.

     Finished goods typically consist of structures manufactured for customers based upon a verbal or preliminary order but for which a signed purchase order was not received as of the balance sheet date.

     d. Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost. Depreciation is computed using straight-line and accelerated methods over the following estimated useful lives:

Furniture and fixtures................  Seven years
Vehicles and equipment................  One to seven years
Leasehold improvements................  Useful life or life of the lease, whichever is
                                        shorter

     Upon retirement or disposal of depreciable assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Major renewals or betterments are capitalized while maintenance costs and repairs are expensed in the period incurred.

     e. Revenue Recognition

     The Company recognizes revenue under the completed-contract method. In accounting for such contracts, income is recognized when performance is substantially completed and accepted.

     f. Goodwill

     The purchase price in excess of the fair market value of net assets acquired for each acquisition is recorded as goodwill and amortized using the straight-line method over a period of 40 years. Accumulated amortization related to goodwill was $239,000 at March 31, 1998.

                               SPI HOLDINGS, INC.

     g. Covenants not to Compete

     Covenants not to compete entered into as part of purchase agreements are amortized over the term of the covenant on a straight-line basis. Accumulated amortization related to the covenants not to compete was $575,000 at March 31, 1998.

     h. Accounting for Equity-based Compensation

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" establishes financial accounting and reporting standards for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. The adoption of the accounting methodology of SFAS No. 123 related to employees is optional, and as permitted under SFAS No. 123, the Company intends to continue to account for employee stock options using the intrinsic value methodology in accordance with the Accounting Principles Board Opinion No. 25; however, pro forma disclosures as if the Company adopted the accounting methodology of SFAS No. 123 are required to be presented. (see Note
13)

     i. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     j. Reclassifications

     Certain reclassifications have been made to the prior year financial statements in order to conform with the current year's presentation.

     k. New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS Nos. 130 and 131 "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 and No. 131 are effective for fiscal years beginning after December 15, 1997, with earlier adoption permitted. The Company does not believe that adoption of these standards will have a material effect on the Company's financial statements. The Company has to date reflected no items of comprehensive income in its statement of shareholders' equity.

     l. Earnings Per Share

     The Company accounts for earnings per share in accordance with SFAS No. 128, "Earnings per Share." This Statement requires the presentation of both basic and diluted net income per share for financial statement purposes. Basic net income per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted net income per share includes the effect of the potential shares outstanding, including dilutive stock options using the treasury stock method.

                               SPI HOLDINGS, INC.

     Concurrent with the proposed merger, all outstanding shares of preferred stock will convert into common stock of the acquiring Company or redeemed for cash. (See Note 16 c.) Earnings per share is calculated using the weighted average number of common shares outstanding that would have resulted from the preferred stock conversion to common shares.

     The following table reconciles the components of the pro forma basic net income per share calculation to pro forma diluted net income per share.

                                                    INCOME                   PER SHARE
                                                (IN THOUSANDS)    SHARES      AMOUNT
                                                --------------   ---------   ---------
Basic Net Income per Share....................      $2,096       1,612,785    $ 1.30
Effect of Dilutive Securities.................          --         265,143     (0.18)
                                                    ------       ---------    ------
Diluted Net Loss per share....................      $2,096       1,877,928    $ 1.12
                                                    ======       =========    ======

     500,000 shares of convertible Series A-5 Preferred stock, 10,000 convertible Series A-6 Preferred stock options, and 63,346 convertible Series A-3 Preferred stock warrants were issued subsequent to year end. Additionally, 62,333 shares of convertible Series A-6 Preferred stock and 28,416 convertible Series A-5 preferred stock options, which are subject to further adjustment based on the final purchase price calculation for Rosewood, were issued subsequent to year end. These subsequent equity issuances are not included in the fiscal 1998 earnings per common share calculation above.

3. RECEIVABLES FROM RELATED PARTIES AND FORMER OFFICERS

     Notes receivable from related parties and accounts receivable from former officers represent advances to the former shareholders of the Predecessor during the years ended January 31, 1996 and 1997. Interest accrued monthly on the receivables at 6.5 percent. Pursuant to the acquisition of the Predecessor described in Note 1, these receivables were paid following the close of the transaction.

4. EMPLOYEE BENEFIT PLAN

     The Company sponsors a defined contribution plan (the Plan) under which all employees who have completed one year of service are eligible to participate. Company contributions, if any, are determined annually by the board of directors from net profits or accumulated earnings and may not exceed 15 percent of each employee's eligible compensation, as defined. Vesting under the Plan is at a rate of 20 percent per year beginning after the second year of participation. During the year ended January 31, 1997, the Company made contributions to the Plan totaling $64,000. The Company did not make contributions to the plan during the year ended January 31, 1996 or the period from February 1, 1997 to March 27, 1997. The Company accrued a contribution of $131,000 at March 31, 1998, which was paid after year end. One of the former shareholders was the trustee of the Plan through March 27, 1997. The President of the Company and a member of the Board of Directors are currently the trustees.

                               SPI HOLDINGS, INC.

5. REVOLVING LINE OF CREDIT

     The Company maintains a working capital note with a bank which matures on the earlier of May 1, 2004 or whenever the Long-Term Debt is paid in full. As of March 31, 1998, borrowings against the line of credit totaled $600,000. The unused amount available under this line of credit was $2,751,000 as of March 31, 1998. Interest accrues at the Commercial Paper Rate, plus 4 percent. The weighted average interest rate for the year ended March 31, 1998 was 9.62 percent. The weighted average amount of borrowings outstanding during the year ended March 31, 1998 was $988,000. This line of credit is secured by a security interest which covers substantially all assets of the Company. This line of credit contains certain restrictive covenants, which, among other things, require the maintenance of certain financial ratios and place limits on other indebtedness. As of March 31, 1998, the Company was in compliance with all of the financial covenants in the credit agreement.

6. LONG-TERM DEBT

     Long-term debt consists of (in thousands):

                                                   JANUARY 31,   MARCH 27,   MARCH 31,
                                                      1997         1997        1998
                                                   -----------   ---------   ---------
Secured note payable to NationsCredit, interest
  accrues at the Commercial Paper Rate, plus 4.25
  percent (9.77 percent at March 31, 1998,)
  payable in quarterly installments..............      $--          $--       $10,396
Secured note payable to NationsCredit, interest
  accrues at the Commercial Paper Rate, plus 6.25
  percent (11.77 percent at March 31, 1998)
  payable in quarterly installments..............       --           --         4,150
  Debt discount..................................       --           --          (590)
  Secured note payable to Bank...................       23           --            --
                                                       ---          ---       -------
                                                        23           --        13,956
  Less -- Current portion........................       10           --         2,332
                                                       ---          ---       -------
  Long-term portion..............................      $13          $--       $11,624
                                                       ===          ===       =======

     The debt discount represents the value of warrants which were issued in conjunction with the notes payable. The debt is being accreted to face value using the effective interest method. The credit agreements also contain anti-dilution provisions, which require the issuance of additional warrants upon triggering events, such as the issuance of certain equity securities at issuance or exercise prices below specified amounts. Upon the occurrence of those triggering events, the Company records additional debt costs, which are amortized over the remaining life of the debt.

                               SPI HOLDINGS, INC.

     Principal amounts due on notes payable as of March 31, 1998 are as follows(in thousands):

            YEAR ENDING MARCH 31,
            ---------------------
     1999.....................................  $ 2,332
     2000.....................................    2,414
     2001.....................................    2,441
     2002.....................................    2,551
     2003.....................................    2,215
  Thereafter..................................    2,593
                                                -------
                                                $14,546
                                                =======

     All of the notes are collateralized by a security interest, which covers substantially all assets of the Company. These credit agreements contain certain restrictive covenants, which, among other things, require the maintenance of certain financial ratios and place limits on other indebtedness. As of March 31, 1998, the Company was in compliance with all of the financial ratio covenants listed in the credit agreement.

7. EMPLOYMENT, CONSULTING, AND NON-COMPETE AGREEMENTS

     The Company has entered into a five-year employment agreement with its Chief Executive Officer. The agreement provides for an annual base salary of $150,000, all normal employee benefits, and an annual bonus based on earnings before interest, taxes, depreciation and amortization. The Board may, in its sole discretion, grant an additional bonus in cash or stock options in any fiscal year. The agreement also entitles the officer to purchase shares of the Company's Class A-2 convertible preferred stock. Additionally, the agreement granted options to purchase additional shares of such stock pursuant to the Company's 1997 Long Term Incentive Stock Option Plan, and granted warrants to purchase additional shares of such stock.

     The Company has also entered into a five-year employment agreement with its Senior Vice President Manufacturing. The agreement provides for an annual base salary of $150,000; all normal employee benefits and annual bonuses based on net sales and gross margin. The Board may, in its sole discretion, grant an additional bonus in cash or stock options in any fiscal year. The agreement also entitles the executive to purchase shares of the Company's common stock. Additionally, the agreement granted options to purchase shares of the Company's Class A-2 convertible preferred stock pursuant to the Company's 1997 Long Term Incentive Stock Option Plan.

     At March 27, 1997, the Company entered into a consulting agreement with a former shareholder for a period of one year. The agreement calls for the payment of $100,000 to the former shareholder over a twelve-month period. Additionally, the Company entered into non-compete agreements with the former shareholders for a period of five years. The Company allocated $2,500,000 of the purchase price to the covenant as determined in the agreement. The asset is recorded in the accompanying consolidated balance sheet in other assets. The covenant is being amortized over the term of the agreement and as of March 31, 1998 accumulated amortization was $500,000.

                               SPI HOLDINGS, INC.

     As of August 1997, the Company entered into one-year consulting agreements with certain individuals from whom the Company purchased certain assets and a leasehold interest in a manufacturing facility. The Company paid $600,000 in accordance with these agreements. As of March 31, 1998, accumulated amortization was $400,000. The asset is recorded in the prepaid assets in the accompanying consolidated balance sheet. Additionally, the Company entered into non-compete agreements with these individuals for a period of five years. The Company paid $600,000 for these agreements. The asset is recorded in other assets in the accompanying consolidated balance sheet. The covenant is being amortized over the term of the agreement and as of March 31, 1998 accumulated amortization was $75,000.

     In February 1998, the Company entered into a non-compete agreement with the former owners of Office Master for a five year period. The Company paid $100,000 for this agreement. The asset is recorded in other assets in the accompanying consolidated balance sheet. This agreement is being amortized over the term of the agreement. As of March 31, 1998, the accumulated amortization was nominal.

8. RELATED PARTY TRANSACTIONS

     The Predecessor previously sold inventory at normal margins, and provided accounting and management services at no cost to another company, which was also owned by the former shareholders. Sales to this company during the years ended January 31, 1996 and 1997 were $185,000 and $231,000. There were no sales to this company for the period from February 1, 1997 to March 27, 1997 or for the year ended March 31, 1998. Receivables due to this company were $85,000 and 151,000 at January 31, 1996 and 1997, respectively. Accrued interest related to the above receivables were $2,000 and $12,000 at January 31, 1996 and 1997, respectively. Those amounts were subsequently repaid prior to the date of acquisition.

     As of the date of acquisition, the Company paid $300,000 to one of its shareholders for obtaining debt financing and locating the equity investors for the transaction. The portion related to obtaining debt financing is included in deferred loan fees and the portion relating to locating equity investors is recorded as a reduction to equity on the consolidated balance sheets.

     Pursuant to certain management agreements, the Company pays monitoring fees to certain of its shareholders. During the year ended March 31, 1998, the Company paid $200,000 and $25,000 to two groups of shareholders in accordance with the management agreement; such amounts are included in operating expenses on the consolidated statements of income. Additionally, the Company maintains a line of credit and all outstanding notes payable with a shareholder of the Company. This lender also received a management fee of $25,000 during the year ended March 31, 1998, which is included in interest expense on the consolidated statements of income.

                               SPI HOLDINGS, INC.

9. INCOME TAXES

     The components of the provision for income taxes for the years ended January 31, 1996 and 1997, the period from February 1, 1997 to March 27, 1997 and the year ended March 31, 1998 consist of the following (in thousands):

                                  JANUARY 31,    JANUARY 31,    MARCH 27,    MARCH 31,
                                     1996           1997          1997         1998
                                  -----------    -----------    ---------    ---------
Current:
  Federal.......................     $117          $1,166         $505        $1,377
  State.........................       24             248          155           401
                                     ----          ------         ----        ------
                                      141           1,414          660         1,778
                                     ----          ------         ----        ------
Deferred:
  Federal.......................       --               1           --          (162)
  State.........................       --              (6)          --           (36)
                                     ----          ------         ----        ------
                                       --              (5)          --          (198)
                                     ----          ------         ----        ------
                                     $141          $1,409         $660        $1,580
                                     ====          ======         ====        ======

     Deferred income taxes arise as a result of temporary differences in the methods used to determine income for financial reporting versus income tax reporting purposes. Significant components of the Company's net deferred tax asset and liability at January 31, 1997, March 27, 1997 and March 31, 1998 are as follows: (in thousands)

                                               JANUARY 31,    MARCH 27,    MARCH 31,
                                                  1997          1997         1998
                                               -----------    ---------    ---------
Depreciation and Amortization................     $(21)         $(21)        $ 50
                                                  ----          ----         ----
  Long-term deferred tax asset (liability)...      (21)          (21)          50
                                                  ====          ====         ====
Inventory costs capitalized..................       --            --           12
Provision for bad debt.......................       12            12           52
Warranty accrual.............................       13            13           88
                                                  ----          ----         ----
  Current deferred tax asset.................       25            25          152
                                                  ====          ====         ====
Net deferred tax asset.......................     $  4          $  4         $202
                                                  ====          ====         ====

                               SPI HOLDINGS, INC.

     The effective tax rate differs from the Federal statutory rate of 34 percent due to the following:

                                                                   PERIOD FROM
                                              YEARS ENDED          FEBRUARY 1,     YEAR
                                       -------------------------     1997 TO       ENDED
                                       JANUARY 31,   JANUARY 31,    MARCH 27,    MARCH 31,
                                          1996          1997          1997         1998
                                       -----------   -----------   -----------   ---------
Provision for income taxes at
  statutory rate.....................     34.0%         34.0%         34.0%        34.0%
Increases in tax resulting from:
  State income taxes, net............      7.0           7.1           6.7          7.2
  Other..............................       --            --           2.8          1.8
                                          ----          ----          ----         ----
Provision for income taxes...........     41.0%         41.1%         43.5%        43.0%
                                          ====          ====          ====         ====

10. COMMITMENTS AND CONTINGENCIES

     a. Leases

     The Company leases facilities under noncancelable operating leases. Future minimum lease payments on operating leases as of March 31, 1998 are as follows (in thousands):

     YEAR ENDING MARCH 31:
     1999......................................  $  830
     2000......................................     807
     2001......................................     805
     2002......................................     771
     2003......................................     356
     Thereafter................................   1,718
                                                 ------
          Total future minimum lease
             payments..........................  $5,287
                                                 ======

     Rent expense for the years ended January 31, 1996 and 1997, the period from February 1, 1997 to March 27, 1997, and the year ended March 31, 1998, were $136,000, $209,000, $40,000 and $391,000, respectively.

     b. Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business. The Company is not involved in any pending or threatened legal proceeding which the Company believes could reasonably be expected to have a material effect on the Company's financial condition or results of operations.

                               SPI HOLDINGS, INC.

11. ACCRUED LIABILITIES

     The components of accrued liabilities at January 31, 1997, March 27, 1997 and March 31, 1998 consist of the following (in thousands):

                                           JANUARY 31,      MARCH 27,      MARCH 31,
                                              1997            1997           1998
                                           -----------      ---------      ---------
Warranty reserve.........................     $ 30            $ 30          $  206
Income tax penalties.....................       62             113              --
Interest on income taxes.................       55              59              --
Payroll and related......................       96             212             777
Professional fees........................       --              49             136
Interest payable.........................       --              --             149
Other....................................       21              70             269
                                              ----            ----          ------
                                              $264            $533          $1,537
                                              ====            ====          ======

12. SHAREHOLDERS' EQUITY

     As of March 31, 1998, the Company had four classes of convertible preferred stock, Class A-1, A-2, A-3, and A-4. The holders of Class A-1, A-2 and A-4 convertible preferred stock are entitled to one vote for each share of common stock issuable upon conversion of the preferred stock at the time the vote is taken. Class A-3 stock has no voting privileges, except where mandated by law. All classes of preferred stock share ratably with the common stockholders in dividends and upon liquidation. Shares of convertible preferred stock are convertible to common stock on a one-to-one basis. Preferred stock may be converted to common stock at any time, and the Board of Directors may require conversion of all outstanding preferred shares upon the closing of a Qualified Public Offering. All classes of preferred stock contain anti-dilution privileges whereby the conversion price will be reduced if any shares of common stock are sold for a lower price than the stated conversion price.

     Prior to March 28, 1997, the Company had 3,600 shares of common stock authorized, issued and outstanding which were owned equally by the former shareholders. As of March 28, 1997 these common stock shares were cancelled and new common stock shares were issued. The new common stock shares have a par value of $0.017 per share.

13. STOCK OPTION PLAN

     The Company has elected to follow APB 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 "Accounting for Stock-Based Compensation" requires use of option valuation models that were not developed for use in valuing employee stock options.

                               SPI HOLDINGS, INC.

     The 1997 Long Term Incentive Stock Plan, as amended (the Plan), allows grants of options to purchase up to 200,000 shares of Series A-2 Preferred Stock and 16,667 shares of Series A-4 Preferred Stock. The preferred stock is convertible into common stock at any time. Stock options granted under the Plan are exercisable over a period of ten years and vest over a period of three to five years. As of March 31, 1998, 178,749 stock options have been granted to various employees and approximately 37,918 remained available for grant under the Plan. In addition, an officer of the Company received options to purchase 34,933 shares of Series A-2 Preferred Stock and 2,538 shares of Series A-4 Preferred Stock. These options are in addition to those reserved under the Plan and contain anti-dilution privileges. No options have been exercised. There were no stock options granted, issued or exercised during the years ended January 31, 1996 and 1997, or the period from February 1, 1997 to March 27, 1997.


     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: (i) no dividend yield, (ii) volatility of effectively zero, (iii) risk-free interest rate of seven percent and (iv) expected life of ten years.

     The following table summarizes the information regarding stock options as of March 31, 1998:

OPTIONS OUTSTANDING
Average exercise price of options outstanding...............  $           3.11
Total options granted and outstanding.......................           216,220
Average remaining outstanding life..........................           8 years
Aggregate fair value of options granted.....................  $        307,046
Range of exercise prices....................................  $2.8626 - $4.725

OPTIONS EXERCISABLE
Number exercisable..........................................            40,000
Exercise price..............................................  $         3.0057

     Had compensation expense for the Company's 1998 stock-based compensation been recorded under fair market value principles applicable under SFAS 123, the Company would have recorded $62,000 of additional compensation expense, and net income would have been reduced to $2,034,000 for the year ended March 31, 1998. Basic earnings per share and fully diluted earnings would have been reduced to $0.54 and $0.51, respectively, for the year ended March 31, 1998 had the Company recorded the additional compensation expense.

                               SPI HOLDINGS, INC.

14. CONCENTRATION OF CREDIT RISK

     The Company had several customers which individually account for greater than ten percent of net sales during the periods presented as follows:

                                          YEARS ENDED     FEBRUARY 1,    PERIOD FROM
                                          JANUARY 31,       1997 TO      YEAR ENDED
                                          ------------     MARCH 27,      MARCH 31,
                                          1996    1997       1997           1999
                                          ----    ----    -----------    -----------
GE Capital Modular Space................   20%     49%        65%            41%
Mobile Modular Management...............   11       *         12             15
Williams Scotsman.......................   36      15         12             14

-------------------------
* less than 10%

15. DISCLOSURE ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate:

     Cash -- The carrying amount is a reasonable estimate of fair value. Thus, the fair value is disclosed on the consolidated balance sheets.

     Note Receivable -- The notes receivable bear interest at a variable rate; therefore fair value is assumed to approximate carrying value. Thus, the fair value is disclosed on the consolidated balance sheets.

     Long-Term Debt -- The notes payable bear interest at a variable rate; therefore fair value is assumed to approximate carrying value. Thus, the fair value is disclosed on the consolidated balance sheets.

16. SUBSEQUENT EVENTS

     a. Rosewood Acquisition

     In April 1998, the Company consummated the acquisition of all outstanding Rosewood shares. The purchase price consisted of cash payments totaling $21,773,000, a 9% subordinated note in the amount of $1.5 million, and a variable number of shares of the Company's Series A-6 preferred stock with a fixed value of $1.0 million. The purchase price also includes $195,000 of transactional costs. The number of shares issued is subject to adjustment based on additional analysis of the value of the Company. The agreement also provides that, in the event an initial public offering, as defined, is not consummated within five years of the purchase, the seller may elect to have the shares repurchased by the Company at a price equal to the then fair market value. Alternately, the Company may elect to acquire the seller's shares at the fair market value.

     b. Proposed acquisition (unaudited)

     In June 1998, the Company signed a letter of intent to acquire a modular building manufacturer located in the southeastern United States. The proposed purchase price consists of a base price of $2.0 million plus additional consideration based on future earnings.

                               SPI HOLDINGS, INC.

     c. Proposed merger (unaudited)

     The Company has entered into a Plan of Reorganization and Merger dated September 28, 1998 with Modtech, Inc. Under terms of the agreement, all equity instruments will be converted into equity instruments of Modtech Holdings, Inc. or redeemed for cash.

                               SPI HOLDINGS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
                                  ASSETS
Current assets:
  Cash......................................................     $   341
  Accounts receivable, net of allowance for doubtful
     accounts of $117.......................................       5,995
  Inventories...............................................       4,405
  Prepaid and other assets..................................         542
                                                                 -------
       Total current assets.................................      11,283
                                                                 -------
Property, plant and equipment, net of accumulated
  depreciation and amortization.............................       2,087
                                                                 -------
Other assets:
  Goodwill, net.............................................      33,773
  Deferred loan fees, net...................................         804
  Covenants not to compete, net.............................       2,760
  Other assets..............................................         251
                                                                 -------
       Total assets.........................................     $50,958
                                                                 =======

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $ 3,333
  Accrued liabilities.......................................       1,422
  Revolving line of credit..................................       2,724
  Current portion of long-term debt.........................       4,914
                                                                 -------
       Total current liabilities............................      12,393
                                                                 -------
Long-term liabilities:
  Long-term debt, net of current portion....................      24,860
                                                                 -------
       Total liabilities....................................      37,253
                                                                 -------
Shareholders' equity:
Convertible preferred stock:
  Class A-1, stated value $2.715 per share; 1,500,000 shares
     authorized, 994,335 shares issued and outstanding......       2,628
  Class A-2, stated value $2.863 per share; 1,000,000 shares
     authorized, 272,051 shares issued and outstanding......         725
  Class A-3 warrants, no par value; 400,000 shares
     authorized, no shares issued...........................       1,153
  Class A-4, stated value $4.500 per share; 155,000 shares
     authorized, 133,331 shares issued and outstanding......         600
  Class A-5, stated value $8.00 per share; shares
     authorized, 500,000 shares issued and outstanding......       4,000
  Class A-6, stated value $16.04 per share; shares
     authorized, 62,333 shares issued and outstanding.......       1,000
Common stock of Company, par value $0.017 per share;
  5,000,000 shares authorized, 333,614 shares issued and
  outstanding...............................................           6
Retained earnings...........................................       3,593
                                                                 -------
       Total shareholders' equity...........................      13,705
                                                                 -------
                                                                 $50,958
                                                                 =======

The accompanying notes are an integral part of this consolidated balance sheet.

                               SPI HOLDINGS, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                  FOR THE
                                                              SIX MONTHS ENDED
                                                               SEPTEMBER 30,
                                                             ------------------
                                                              1997       1998
                                                             -------    -------
Net sales................................................    $22,712    $41,540
Cost of sales............................................     17,078     33,322
                                                             -------    -------
       Gross profit......................................      5,634      8,218
                                                             -------    -------
Operating expenses:
  Selling and administrative.............................      1,109      2,325
  Management and monitoring fees.........................        112        173
  Depreciation and amortization..........................        728      1,319
                                                             -------    -------
                                                               1,949      3,817
                                                             -------    -------
       Income from operations............................      3,685      4,401
                                                             -------    -------
Other income/(expense):
  Interest expense, net..................................       (725)    (1,766)
  Miscellaneous income...................................          4          3
                                                             -------    -------
                                                                (721)    (1,763)
                                                             -------    -------
       Income before provision for income taxes..........      2,964      2,638
Provision for income
  taxes..................................................      1,269      1,140
                                                             -------    -------
          Net income.....................................    $ 1,695    $ 1,498
                                                             =======    =======
Pro forma per share data-
Net income per share:
     Basic...............................................    $  1.06    $  0.67
     Diluted.............................................    $  0.91    $  0.56
Weighted average number
  of shares:
     Basic...............................................      1,600      2,245
     Diluted.............................................      1,861      2,665


 The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)
                                  (UNAUDITED)


                                                                 FOR THE
                                                            SIX MONTHS ENDED
                                                              SEPTEMBER 30,
                                                          ---------------------
                                                           1997          1998
                                                          -------      --------
Cash flows from operating activities:
       Net cash provided by (used in) operating
          activities..................................    $   422      $    916
                                                          -------      --------
Cash flows from investing activities:
  Purchases of equipment and leasehold improvements...       (969)         (257)
  Payments under non-compete agreement................       (600)           --
  Repayment of notes receivable from related party....      1,600            --
  Investment in Rosewood, net of cash received........         --       (24,452)
                                                          -------      --------
       Net cash provided by (used in) investing
          activities..................................         31       (24,709)
                                                          -------      --------
Cash flows from financing activities:
  Principal payments on notes payable.................     (5,120)       (3,183)
  Additions to notes payable..........................      4,431        21,197
  Proceeds from issuance of common stock..............         --         5,000
                                                          -------      --------
       Net cash provided by (used in) financing
          activities..................................       (689)       23,014
                                                          -------      --------
Net increase (decrease) in cash.......................       (236)         (779)
Cash, beginning of period.............................        991         1,120
                                                          -------      --------
Cash, end of period...................................    $   755      $    341
                                                          =======      ========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest............    $   740      $  1,870
                                                          =======      ========
  Cash paid during the period for income taxes........    $ 2,255      $  1,137
                                                          =======      ========


          The accompanying notes are an integral part of these consolidated statements.

                               SPI HOLDINGS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

1. FINANCIAL STATEMENTS


     The accompanying consolidated financial statements included herein have been prepared by the Company, without audit, and include all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 1998, the results of operations and cash flows for the six-month periods ended September 30, 1997 and September 30, 1998, pursuant to the rules and regulations of the Securities and Exchange Commission
(SEC). All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures in such financial statements are adequate to make the information presented not misleading, these consolidated statements should be read in conjunction with the Company's fiscal 1998 audited consolidated financial statements and notes thereto included in this Form S-4. The results of operations for the six-month periods are not necessarily indicative of the results for a full year. The financial statements include the accounts, from the date of acquisition, of Office Master (acquired in February
1998) and Rosewood (acquired in April 1998 -- see Note 6.)


2. INVENTORIES

     Inventories consisted of the following at September 30, 1998:

  Raw materials................................  $3,900
  Work-in-process..............................     463
  Finished goods...............................      42
                                                 ------
                                                 $4,405
                                                 ======

3. COMPREHENSIVE INCOME

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". This Statement requires that all items that meet the definition of comprehensive income be reported in a financial statement for the period in which they are recognized. This Statement is effective for fiscal years beginning after December 15, 1997 and was adopted by the Company in the quarter ended June 30, 1998.

     The Company had no comprehensive income adjustments for the period ended September 30, 1998.

                               SPI HOLDINGS, INC.

                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

4. EARNINGS PER SHARE

     The Company accounts for earnings per share in accordance with SFAS No. 128, "Earnings per Share." This Statement requires the presentation of both basic and diluted net income per share for financial statement purposes. Basic net income per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted net income per share includes the effect of the potential shares outstanding, including dilutive stock options using the treasury stock method.

     Concurrent with the proposed merger, all outstanding shares of preferred stock will convert into common stock. Pro forma earnings per share is calculated using the pro forma weighted average number of common shares outstanding that would have resulted from the preferred stock conversion to common shares.

     The following table reconciles the components of the pro forma basic net income per share calculation to pro forma diluted net income per share.


                                                                         PER SHARE
                                                     INCOME    SHARES     AMOUNT
                                                     ------    ------    ---------
Six months ended September 30, 1998:
  Basic net income per share.......................  $1,498    2,245      $ 0.67
  Effect of dilutive securities....................      --      420       (0.11)
                                                     ------    -----      ------
  Diluted net income per share.....................  $1,498    2,665      $ 0.56
                                                     ======    =====      ======
Six months ended September 30, 1997:
  Basic net income per share.......................  $1,695    1,600      $ 1.06
  Effect of dilutive securities....................      --      261       (0.15)
                                                     ------    -----      ------
  Diluted net income per share.....................  $1,695    1,861      $ 0.91
                                                     ======    =====      ======


5. INCOME TAXES

     The effective tax rate differs from that computed at the Federal statutory rate of 34 percent principally because of the effect of state income taxes and the non-deductibility of goodwill amortization.

                               SPI HOLDINGS, INC.

                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

6. ROSEWOOD PURCHASE PRICE ALLOCATION

     In April 1998, the Company consummated the acquisition of all outstanding Rosewood shares. The assets and liabilities were recorded based on relative fair market values as follows:

Assets acquired:
Cash........................................................  $   321
Accounts receivable, net....................................    1,666
Prepaid and other assets....................................       60
Notes receivable............................................      475
Inventory...................................................    1,373
Property, plant and equipment, net..........................      156
Goodwill....................................................   22,228
Non-compete covenant........................................      500
                                                              -------
                                                              $26,779
                                                              -------
Liabilities assumed:
Accounts payable and accrued liabilities....................    2,006
                                                              -------
Net purchase price..........................................  $24,773
                                                              =======

     Included in the purchase price above are related transaction costs of $262,000, including fees to KRG Capital of $75,000.

7. STOCKHOLDERS' EQUITY

     Stockholders' equity activity consists of the following:

                                                                                  TOTAL
                                  COMMON STOCK     PREFERRED STOCK                SHARE-
                                 ---------------   ----------------   RETAINED   HOLDERS'
                                 SHARES   AMOUNT   SHARES   AMOUNT    EARNINGS    EQUITY
                                 ------   ------   ------   -------   --------   --------
Balance,
  March 31, 1998...............   334      $ 6     1,399    $ 4,600    $2,096    $ 6,702
     Series A-5 Issuance.......    --       --       500      4,000        --      4,000
     Series A-6 issuance.......    --       --        62      1,000        --      1,000
     Series A-3 warrants
       issued..................    --       --        --        506        --        506
     Net income................    --       --        --         --     1,497      1,497
                                  ---      ---     -----    -------    ------    -------
Balance,
  September 30, 1998...........   334      $ 6     1,961    $10,106    $3,593    $13,705
                                  ===      ===     =====    =======    ======    =======

     At the time Rosewood was purchased, the number of shares of A-5 and A-6 stock were subject to adjustment based on additional analysis of the value of the Company. The value of these shares is fixed. The agreement also provides that, in the event an initial

                               SPI HOLDINGS, INC.

                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

public offering, as defined, is not consummated within five years of the purchase, the seller may elect to have the shares repurchased by the Company at a price equal to the then fair market value. Alternately, the Company may elect to acquire the seller's shares at the fair market value.

8. SUBSEQUENT EVENTS

     a. Proposed acquisition

     In June 1998, the Company signed a letter of intent to acquire a modular building manufacturer located in the southeastern United States. The proposed purchase price consists of a base price of $2.0 million plus additional consideration based on future earnings. No assurance can be provided that the transaction will be consummated

     b. Proposed merger

     The Company has entered into a Plan of Reorganization and Merger dated September 28, 1998 with Modtech, Inc. Under terms of the agreement, all equity instruments will be converted into equity instruments of Modtech Holdings, Inc. or redeemed for cash.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of
Office Master of Texas, Inc.:

     We have audited the accompanying balance sheet of Office Master of Texas, Inc. (a Texas corporation) as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Office Master of Texas, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed more fully in Note 9 to the financial statements, the Company's shareholder has entered into a letter of intent to sell all shares of common stock currently outstanding.

                                              ARTHUR ANDERSEN LLP

Dallas, Texas,
January 16, 1998

                          OFFICE MASTER OF TEXAS, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current assets:
  Cash......................................................  $  277,996
  Accounts receivable.......................................     480,453
  Inventories...............................................     839,524
  Note receivable from shareholder..........................      82,000
                                                              ----------
       Total current assets.................................   1,679,973
Equipment and leasehold improvements, at cost:
  Buildings.................................................      10,365
  Vehicles and equipment....................................     127,409
  Leasehold improvements....................................      79,238
                                                              ----------
  Less -- Accumulated depreciation..........................     (62,271)
                                                              ----------
       Total assets.........................................  $1,834,714
                                                              ==========

                  LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $  295,796
  Accrued liabilities.......................................     169,478
  Notes payable.............................................     310,162
  Note payable to shareholder...............................      46,000
  Income taxes payable......................................      73,670
                                                              ----------
       Total current liabilities............................     895,106
Long-term liabilities:
  Deferred tax liability....................................       8,573
  Notes payable, net of current portion.....................     131,070
                                                              ----------
       Total long-term liabilities..........................     139,643
       Total liabilities....................................   1,034,749
Commitments and Contingencies
Shareholder's equity:
  Common stock, par value $1 per share: 1,000 shares
     authorized, issued and outstanding.....................       1,000
  Retained earnings.........................................     798,965
                                                              ----------
       Total liabilities and shareholder's equity...........  $1,834,714
                                                              ==========

       The accompanying notes are an integral part of this balance sheet.

                          OFFICE MASTER OF TEXAS, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Net sales...................................................  $8,328,105
Cost of sales...............................................   7,468,292
                                                              ----------
     Gross profit...........................................     859,813
Operating expenses:
  Selling and administrative expenses.......................     867,154
  Depreciation and amortization expense.....................      16,866
                                                              ----------
     Loss from operations...................................     (24,207)
Other income (expense):
  Interest income...........................................       7,884
  Miscellaneous income......................................       4,061
                                                              ----------
     Loss before benefit from income taxes..................     (12,262)
Benefit from income taxes...................................      (3,924)
                                                              ----------
     Net loss...............................................      (8,338)
Retained earnings, beginning of year........................     807,303
                                                              ----------
Retained earnings, end of year..............................  $  798,965
                                                              ==========

    The accompanying notes are an integral part of this financial statement.

                          OFFICE MASTER OF TEXAS, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities:
  Net loss..................................................  $  (8,338)
  Adjustments to reconcile net loss to net cash provided by
     operating activities --
       Depreciation and amortization........................     16,866
       Decrease in accounts receivable......................    522,324
       Increase in inventories..............................   (192,165)
       Decrease in note receivable from related party.......     11,491
       Decrease in other assets.............................     10,020
       Increase in accounts payable.........................      1,831
       Increase in accrued liabilities......................    125,326
       Increase in deferred tax liability...................      1,543
       Decrease in income taxes payable.....................   (195,958)
                                                              ---------
          Net cash provided by operating activities.........    292,940
Cash flows from investing activities:
  Sale of equipment and leasehold improvements..............      8,843
                                                              ---------
          Net cash provided by investing activities.........      8,843
Cash flows from financing activities:
  Principal payments on notes payable.......................   (199,585)
                                                              ---------
          Net cash used in financing activities.............   (199,585)
Net increase in cash........................................    102,198
                                                              ---------
Cash, beginning of year.....................................    175,798
Cash, end of year...........................................  $ 277,996
                                                              =========
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest....................  $  37,365
                                                              =========
  Cash paid during the year for income taxes................  $ 192,034
                                                              =========

      The accompanying notes are an integral part of this financial statement.

                          OFFICE MASTER OF TEXAS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

Organization and Business

     Office Master of Texas, Inc. (the "Company"), manufactures modular buildings at its production facility in Glen Rose, Texas, and distributes to customers throughout the United States, primarily in the South. The Company's customers include dealers and leasing companies who then sell or lease the buildings to third parties operating in various industries. The Company is 100% owned by Bertrand Taylor (the "shareholder").

Inventories

     Inventories consist of raw materials, work-in-process, and finished goods and are stated at the lower of cost or market on first-in first-out basis. The following is a summary of inventory by component:

Raw materials................................  $458,228
Work-in-process..............................    95,669
Finished goods...............................   285,627

     Work-in-process consists of raw materials and overhead.

Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the following useful lives:

Buildings................................  31.5 years
Vehicles and equipment...................  Five to ten years
Leasehold improvements...................  Useful life or life of the lease, whichever is
                                           shorter

     Major renewals or betterments are capitalized while maintenance costs and repairs are expensed in the period incurred.

Revenue Recognition

     The Company recognizes revenue upon completion of the buildings and transfer of title. Buildings are maintained on the Company's property until the customer arranges for delivery.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          OFFICE MASTER OF TEXAS, INC.

                               DECEMBER 31, 1997

2. NOTE RECEIVABLE FROM SHAREHOLDER:

     Note receivable from the shareholder represents advances to the shareholder. Interest accrues monthly on the receivable at 6.5%. Pursuant to the agreement entered into as described in Note 9, this receivable will be paid prior to the close of the transaction described therein.

3. NOTES PAYABLE:

     Notes payable consists of five secured notes payable to two banks. These notes accrue interest at rates ranging from 9.5% to 10.5%. Amounts due on the note payable in future years are as follows:

                 YEAR ENDING
                DECEMBER 31,
                ------------
  1998.......................................  $310,162
  1999.......................................    53,831
  2000.......................................    55,012
  2001.......................................    22,227
                                               --------
                                               $441,232

4. NOTE PAYABLE TO SHAREHOLDER:

     Note payable to the shareholder represents advances from the shareholder. Interest accrues monthly on the payable at 10.95%. Pursuant to the agreement entered into as described in Note 9, this payable will be paid prior to the close of the transaction described therein.

5. INCOME TAXES:

     Deferred income taxes arise as a result of temporary difference in the methods used to determine income for financial reporting versus income tax reporting purposes. The components of the Company's net deferred tax liability are as follows:

  Current...................................................  $(2,381)
  Deferred..................................................   (1,543)
                                                              -------
  Benefit from income taxes.................................  $(3,924)
                                                              =======

     The provision for income taxes for the year ended December 31, 1997, is comprised of the following:

  Deferred tax asset-
     Warranty provision.....................................  $  5,520
  Deferred tax liability-
     Depreciation and amortization..........................   (14,093)
                                                              --------
  Net deferred tax liability................................  $ (8,573)
                                                              ========

                          OFFICE MASTER OF TEXAS, INC.

                               DECEMBER 31, 1997

6. LEASE COMMITMENTS:

     The Company conducts its major operations from a building owned by the shareholder and currently pays a monthly rental fee of $3,300 pursuant to an informal agreement. The Company also incurred rental expense during a portion of the year related to a parcel of land adjacent to the Company's facility. Such land was sold to the Company during the year in exchange for an agreement to employ additional county residents. The current year rent expense was $60,906.

7. ACCRUED LIABILITIES:

     The components of accrued liabilities at December 31, 1997, consist of the following:

Sales taxes.................................................  $83,108
Warranty reserve............................................   17,250
Interest....................................................   11,654
Payroll.....................................................   42,230
Payroll taxes and withheld income taxes.....................    2,785
Property taxes..............................................   12,451

8. CONCENTRATION OF CREDIT RISK:

     The Company had six customers which accounted for approximately 88% of net sales during the year, and approximately 93% of accounts receivable at December 31, 1997.

9. SUBSEQUENT EVENT:

     On December 10, 1997, the shareholder entered into an agreement to sell all of the outstanding shares of the Company for an amount substantially in excess of the net book value of the Company. Pursuant to this agreement, the shareholders agree to, among other things, (1) repay all related party notes and advances, plus accrued interest, (2) enter into one-year consulting agreements, and (3) enter into five-year noncompete agreements. The transaction is expected to close in February 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     To Rosewood Enterprises, Inc. Modular Manufacturing:

     We have audited the accompanying balance sheets of ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING (formerly known as Arizona Millwork, Inc.) as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosewood Enterprises, Inc. Modular Manufacturing as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
March 17, 1998.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                                 BALANCE SHEETS

                                     ASSETS


                                                  YEARS ENDED            THREE MONTHS ENDED
                                                 DECEMBER 31,                 MARCH 31,
                                            -----------------------   -------------------------
                                               1997         1996         1998          1997
                                            ----------   ----------   -----------   -----------
                                                                      (UNAUDITED)   (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents...............  $  108,866   $  429,692   $  179,247    $  864,131
  Accounts receivable, net of allowance
    for doubtful accounts of $20,000......   1,383,876    1,283,365    2,264,851     1,720,999
  Inventories.............................   1,454,520    1,330,076    1,951,692     1,391,726
  Prepaid expenses........................      45,998      249,397       52,301        43,216
                                            ----------   ----------   ----------    ----------
         Total current assets.............   2,993,260    3,292,530    4,448,091     4,020,072
EQUIPMENT AND LEASEHOLD IMPROVEMENTS,
  NET.....................................     163,722      210,731      139,588       249,340
DEFERRED TAX ASSET........................     138,774       20,000      157,974        20,000
                                            ----------   ----------   ----------    ----------
         Total assets.....................  $3,295,756   $3,523,261   $4,745,653    $4,289,412
                                            ==========   ==========   ==========    ==========

                        LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable........................  $  468,813   $  590,588   $1,605,090    $  813,464
  Income taxes payable....................      63,111       20,000      297,094       107,166
  Accrued payroll and related
    liabilities...........................     473,366      281,997      246,731       273,168
  Accrued liabilities.....................     106,511       31,000      329,285        70,389
  Current portion of notes payable........     200,000           --      200,000            --
                                            ----------   ----------   ----------    ----------
         Total current liabilities........   1,311,801      923,585    2,678,200     1,264,187
OTHER LIABILITIES (NOTE 7)................     762,771           --      566,937            --
NOTES PAYABLE, NET OF CURRENT PORTION.....   1,275,437           --    1,211,260            --
NOTE PAYABLE TO RELATED PARTY.............     600,000           --      600,000            --
                                            ----------   ----------   ----------    ----------
         Total liabilities................   3,950,009      923,585    5,056,397     1,264,187
                                            ----------   ----------   ----------    ----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Nonvoting common stock, $.001 par value,
    10,000 shares authorized, 1,011 and
    4,049 shares issued and outstanding at
    December 31, 1997 and 1996,
    respectively..........................           1            4            1             4
  Voting common stock, $.001 par value,
    1,000 shares authorized, 101 and 405
    shares issued and outstanding at
    December 31, 1997 and 1996,
    respectively..........................          --           --           --            --
  Additional paid-in capital..............     338,423      338,423      338,423       338,423
  Treasury stock..........................  (4,884,599)          --   (4,884,599)           --
  Retained earnings.......................   3,891,922    2,261,249    4,235,431     2,686,798
                                            ----------   ----------   ----------    ----------
         Total shareholders' equity
           (deficit)......................    (654,253)   2,599,676     (310,744)    3,025,225
                                            ----------   ----------   ----------    ----------
         Total liabilities and
           shareholders' equity
           (deficit)......................  $3,295,756   $3,523,261   $4,745,653    $4,289,412
                                            ==========   ==========   ==========    ==========


      The accompanying notes are an integral part of these balance sheets.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                            STATEMENTS OF OPERATIONS

                                                                       FOR THE THREE MONTHS
                              FOR THE YEARS ENDED DECEMBER 31,            ENDED MARCH 31,
                           ---------------------------------------   -------------------------
                              1997          1996          1995          1998          1997
                           -----------   -----------   -----------   -----------   -----------
                                                                     (UNAUDITED)   (UNAUDITED)
NET SALES................  $31,875,003   $18,361,747   $19,859,641   $6,724,383    $6,368,789
COST OF SALES............   26,482,353    15,965,611    16,573,200    5,632,444     5,258,207
                           -----------   -----------   -----------   ----------    ----------
     Gross profit........    5,392,650     2,396,136     3,286,441    1,091,939     1,110,582
OPERATING EXPENSES:
  General and
     administrative
     expenses............    2,551,986     1,767,241     1,890,964      478,392       412,364
  Professional fees......      250,000       300,000       375,000           --            --
                           -----------   -----------   -----------   ----------    ----------
     Income from
       operations........    2,590,664       328,895     1,020,477      613,547       698,218
                           -----------   -----------   -----------   ----------    ----------
OTHER INCOME (EXPENSE):
  Interest expense.......      (81,482)           --           (53)     (42,655)           --
  Interest income........       46,980        50,667        47,528        3,503         8,675
  Other income...........      180,650           213        29,404        3,046            --
  Loss on sale of assets,
     net.................      (28,802)           --            --           --            --
                           -----------   -----------   -----------   ----------    ----------
                               117,346        50,880        76,879      (36,106)        8,675
                           -----------   -----------   -----------   ----------    ----------
     Income before
       provision for
       income taxes......    2,708,010       379,775     1,097,356      577,441       706,893
PROVISION FOR INCOME
  TAXES..................    1,077,337       143,422       453,647      233,932       281,344
                           -----------   -----------   -----------   ----------    ----------
     Net income..........  $ 1,630,673   $   236,353   $   643,709   $  343,509    $  425,549
                           ===========   ===========   ===========   ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                               VOTING                NONVOTING              ADDITIONAL
                            COMMON STOCK            COMMON STOCK             PAID-IN      TREASURY      RETAINED
                               SHARES      AMOUNT      SHARES      AMOUNT    CAPITAL        STOCK       EARNINGS       TOTAL
                            ------------   ------   ------------   ------   ----------   -----------   ----------   -----------
BALANCE,
December 31, 1994.........       405        $--         4,049       $ 4      $338,423    $        --   $1,381,187   $ 1,719,614
Net income................        --         --            --        --            --             --      643,709       643,709
                                ----        ---        ------       ---      --------    -----------   ----------   -----------
BALANCE,
December 31, 1995.........       405         --         4,049         4       338,423             --    2,024,896     2,363,323
Net income................        --         --            --        --            --             --      236,353       236,353
                                ----        ---        ------       ---      --------    -----------   ----------   -----------
BALANCE,
December 31, 1996.........       405         --         4,049         4       338,423             --    2,261,249     2,599,676
  Purchase of common
    stock.................      (304)        --        (3,038)       (3)           --     (4,884,599)          --    (4,884,602)
Net income................        --         --            --        --            --             --    1,630,673     1,630,673
                                ----        ---        ------       ---      --------    -----------   ----------   -----------
BALANCE,
December 31, 1997.........       101         --         1,011         1       338,423     (4,884,599)   3,891,922      (654,253)
Net income (unaudited)....        --         --            --        --            --             --      343,509       343,509
                                ----        ---        ------       ---      --------    -----------   ----------   -----------
BALANCE, (unaudited)
March 31, 1998............       101        $--         1,011       $ 1      $338,423    $(4,884,599)  $4,235,431   $  (310,744)
                                ====        ===        ======       ===      ========    ===========   ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                            STATEMENTS OF CASH FLOWS

                                                                                          FOR THE THREE MONTHS
                                                  FOR THE YEARS ENDED DECEMBER 31,           ENDED MARCH 31,
                                                -------------------------------------   -------------------------
                                                   1997          1996         1995         1998          1997
                                                -----------   ----------   ----------   -----------   -----------
                                                                                        (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net income..................................  $ 1,630,673   $  236,353   $  643,709   $  343,509     $ 425,549
  Adjustments to reconcile net income to net
     cash provided by (used in) operating
     activities-
     Depreciation.............................      109,317       92,097       71,284       24,134        24,144
     Deferred income taxes....................     (118,774)          --      (20,000)     (19,200)           --
     Loss on sale of assets...................       28,802           --           --           --            --
       Changes in assets and liabilities:
          Increase in accounts receivable.....     (100,511)    (384,175)    (298,420)    (880,975)     (437,634)
          Decrease (increase) in
            inventories.......................     (124,444)    (489,682)     422,957     (497,172)      (61,650)
          Decrease (increase) in prepaid
            expenses..........................      203,399     (150,868)     (50,940)      (6,303)      206,181
          Increase (decrease) in income tax
            payables..........................       43,111     (432,634)     404,871      233,983        87,166
          Increase (decrease) in accounts
            payable...........................     (121,775)     329,942     (599,092)   1,136,277       222,876
          Increase in accrued payroll and
            related liabilities...............      191,369       75,980      120,781     (226,635)       (8,829)
          Increase (decrease) in accrued
            liabilities.......................       75,511      (11,887)    (126,776)     222,774        39,389
          Increase in other liabilities.......      183,771           --           --     (195,834)           --
                                                -----------   ----------   ----------   ----------     ---------
            Net cash provided by (used in)
               operating activities...........    2,000,449     (734,874)     568,374      134,558       497,192
                                                -----------   ----------   ----------   ----------     ---------
Cash flows for investing activities:
  Purchases of equipment and leasehold
     improvements.............................     (103,110)     (82,965)    (111,601)          --       (62,753)
  Proceeds from sale of equipment.............       12,000           --           --           --            --
                                                -----------   ----------   ----------   ----------     ---------
            Net cash used in investing
               activities.....................      (91,110)     (82,965)    (111,601)          --       (62,753)
                                                -----------   ----------   ----------   ----------     ---------
Cash flows from financing activities:
  Purchase of common stock....................   (3,305,602)          --           --           --            --
  Proceeds from notes payable.................    1,600,000           --           --           --            --
  Principal payments on notes payable.........     (524,563)          --           --      (64,177)           --
                                                -----------   ----------   ----------   ----------     ---------
            Net cash used in financing
               activities.....................   (2,230,165)          --           --      (64,177)           --
                                                -----------   ----------   ----------   ----------     ---------
Net increase (decrease) in cash and cash
  equivalents.................................     (320,826)    (817,839)     456,773       70,381       434,439
Cash and cash equivalents, beginning of
  year........................................      429,692    1,247,531      790,758      108,866       429,692
                                                -----------   ----------   ----------   ----------     ---------
  Cash and cash equivalents, end of year......  $   108,866   $  429,692   $1,247,531   $  179,247     $ 864,131
Supplemental disclosures of cash flow
  information:
  Cash paid during the year for interest......  $    94,982   $       --   $       --   $   42,655     $      --
                                                ===========   ==========   ==========   ==========     =========
  Cash paid during the year for income
     taxes....................................  $ 1,153,000   $  336,000   $   21,300   $       --     $      --
                                                ===========   ==========   ==========   ==========     =========
Supplemental disclosures of
  Noncash transactions:
     Common stock purchased through issuance
       of a note payable......................  $ 1,000,000   $       --   $       --   $       --     $      --
                                                ===========   ==========   ==========   ==========     =========
     Common stock purchased through other
       long-term liabilities..................  $   579,000   $       --   $       --   $       --     $      --
                                                ===========   ==========   ==========   ==========     =========

   The accompanying notes are an integral part of these financial statements.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

(1) COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Rosewood Enterprises, Inc. Modular Manufacturing, formerly known as Arizona Millwork, Inc. (the Company), manufactures modular buildings at its production facility in Phoenix, Arizona, and distributes to customers throughout the western United States. The Company's customers include dealers and leasing companies who sell or lease the buildings to third parties operating in various industries.

FINANCIAL STATEMENTS

     The accompanying consolidated financial statements included herein have been prepared by the Company. Quarterly results have been prepared, without audit, and include all adjustments, which are, in the opinion of Management, necessary for a fair presentation of the financial position as of March 31, 1998, the results of operations and cash flows for the three-month period ended March 31, 1997 and March 31, 1998 pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted for the quarterly results pursuant to such rules and regulations. Although the Company believes that the disclosures in such financial statements are adequate to make the information presented not misleading, these consolidated statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included herein. The results of operations for the three-month periods are not necessarily indicative of the results for a full year.

CASH AND CASH EQUIVALENTS

     The Company considers all cash and highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. Cash equivalents consist of investments in a money market account. Cash equivalents are recorded at cost of $17,048 and $363,314 at December 31, 1997 and 1996, respectively, which approximates market value.

INVENTORIES

     Inventories consist of raw materials and work-in-process and are stated at the lower of cost (first-in first-out) or market. Work-in-process consists of raw materials and overhead. Inventories consist of the following:

                                  DECEMBER 31,   DECEMBER 31,   MARCH 31,    MARCH 31,
                                      1997           1996          1997         1998
                                  ------------   ------------   ----------   ----------
Raw materials...................   $1,193,530     $  971,772    $1,053,374   $1,532,992
Insignias.......................           --             --         1,284           --
Work-in-process.................      260,990        358,304       337,068      418,700
                                   ----------     ----------    ----------   ----------
  Total inventories.............   $1,454,520     $1,330,076    $1,391,726   $1,951,692
                                   ==========     ==========    ==========   ==========

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                           DECEMBER 31, 1997 AND 1996

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the assets' useful lives or life of the lease, whichever is shorter.

     Equipment and leasehold improvements at December 31 is comprised of the following:

                                        USEFUL
                                         LIFE       1997         1996
                                        ------    ---------    ---------
Automotive equipment..................    3-5     $ 199,855    $ 164,162
Furniture and fixtures................   5-10       208,691      208,691
Leasehold improvements................   5-10        33,545       33,545
Warehouse equipment...................    5-7       202,911      187,205
                                         ----     ---------    ---------
                                                    645,002      593,603
Less -- accumulated depreciation......             (481,280)    (382,872)
                                                  ---------    ---------
                                                  $ 163,722    $ 210,731
                                                  =========    =========

     Major renewals or betterments are capitalized while maintenance costs and repairs are expensed in the period incurred. Upon retirement or disposal of depreciable assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of, requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on the estimated future cash flows. In management's opinion, no such events or changes in circumstances have occurred.

PRODUCT WARRANTY

     The Company provides a one-year parts and labor warranty on units sold. The Company provides, by a current charge to income, an amount it estimates will be needed to cover future warranty obligations for products sold during the year. The accrued liability for warranty costs of $71,600 and $31,000 at December 31, 1997 and 1996, respectively, is included in accrued liabilities in the accompanying balance sheets.

REVENUE RECOGNITION

     The Company recognizes revenue upon completion of the buildings and transfer of title to the customer. Customer-owned buildings are often maintained on the Company's premises until the customer arranges for pickup and delivery.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                           DECEMBER 31, 1997 AND 1996


USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


OTHER INCOME

     Other income for the year ended December 31, 1997 included approximately $130,000 of bad debt recovery and a dividend of approximately $50,000 received from the Company's workers' compensation carrier.

(2) NOTES PAYABLE

     Notes payable consist of the following:

                                                                   DECEMBER
                                                              ------------------
                                                                 1997       1996
                                                              ----------    ----
Note payable to bank, payments of principal and interest due monthly, interest at base rate (9.5% at December 31, 1997)
  plus 1% per annum, guaranteed by the Company's president,
  due August 27, 2002, secured by receivables, inventories,
  and equipment. ...........................................  $  475,437    $--
Note payable to a former shareholder, monthly payments of
  interest only for the first 24 months, monthly payments of principal and interest thereafter, interest at 11% per
  annum, guaranteed by the Company's president, due August
  28, 2004, secured by all of the Company's assets. ........  $1,000,000    $--
                                                              ----------    ---
                                                              $1,475,437    $--
Less -- current portion.....................................    (200,000)    --
                                                              ----------    ---
                                                              $1,275,437     --
                                                              ==========    ===

     Amounts due on the note payable in future years are as follows:

                        YEAR ENDING
                        DECEMBER 31,
                        ------------
  1998......................................................  $  200,000
  1999......................................................     251,000
  2000......................................................     240,080
  2001......................................................     183,700
  2002......................................................     204,963
  Thereafter................................................     395,694
                                                              ----------
                                                              $1,475,437
                                                              ==========

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                           DECEMBER 31, 1997 AND 1996

     Additionally, the Company has a note payable to the Company's president. Payments of interest are due quarterly at 9%; with principal due August 29, 2006. The note is secured by all the Company's assets.

(3) LINE OF CREDIT

     In August 1997, the Company obtained a bank revolving line of credit for borrowings in an amount that is the lower of $500,000 or 80% of eligible accounts receivable and 20% of raw materials inventory as defined in the line of credit agreement. Interest accrues at the bank's base rate (9.5% at December 31, 1997) plus 1% on the outstanding balance and is payable monthly. The line of credit is guaranteed by the president and is secured by all of the Company's assets. The line of credit expires May 1998 and contains certain financial covenants. The Company had no borrowings under the line of credit during the year ended December 31, 1997.

(4) INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse. The deferred provision for income taxes results from timing differences in the recognition of certain revenue and expense items for financial reporting and income tax reporting purposes.

     The provision for income taxes for the years ended December 31 is comprised of the following:

                                         1997         1996        1995
                                      ----------    --------    --------
Current.............................  $1,196,069    $143,422    $453,647
Deferred............................    (118,732)         --          --
                                      ----------    --------    --------
  Provision for income taxes........  $1,077,337    $143,422    $453,647
                                      ==========    ========    ========

     The components of the Company's net deferred tax asset are as follows:

                                                      1997       1996
                                                    --------    -------
Reserves..........................................  $ 36,774    $20,000
Deferred compensation.............................    97,000         --
Depreciation and amortization.....................     5,000         --
                                                    --------    -------
  Net deferred tax asset..........................  $138,774    $20,000
                                                    ========    =======

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                           DECEMBER 31, 1997 AND 1996

     A reconciliation of the federal statutory rate to the Company's effective tax rate for the years ended December 31 is as follows:

                                                    1997    1996    1995
                                                    ----    ----    ----
Statutory federal rate............................   34%     34%     34%
State taxes, net of federal benefit...............    6       6       6
Other.............................................   --      (2)      1
                                                     --      --      --
                                                     40%     38%     41%
                                                     ==      ==      ==

(5) LEASE COMMITMENTS

OPERATING LEASE

     The Company conducts its major operations from a facility owned by a former shareholder and currently pays a monthly rental fee of $16,300 plus taxes, maintenance fees and insurance. The Company also incurred month-to-month rental expense for storage during a portion of 1997, 1996 and 1995 related to a parcel of land adjacent to the Company's facility. Rent expense was approximately $245,000, $233,000, and $234,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

     As of December 31, 1997, future minimum lease payments required under noncancellable operating leases are as follows:

                                            YEAR ENDING
                                            DECEMBER 31,
                                            ------------
  1998....................................    $206,148
  1999....................................     204,390
  2000....................................     195,600
  2001....................................     195,600
  2002....................................     130,400
                                              --------
                                              $932,138
                                              ========

(6) CONCENTRATION OF CREDIT RISK

     The Company is a wholesale manufacturer that sells its products to dealers, who in turn, sell or lease the products to end-users. Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk consist primarily of trade accounts receivable. The Company's trade accounts receivable are not secured. The Company generally does not require collateral upon delivery of its products.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                           DECEMBER 31, 1997 AND 1996

     The percentage of total sales to customers that in aggregate exceed 10% of total sales are as follows:

                                                    FOR THE YEARS ENDED
                                                        DECEMBER 31,
                                                    --------------------
                                                    1997    1996    1995
                                                    ----    ----    ----
Customer #1.......................................   50%     44%     61%
Customer #2.......................................   29      11      18
Customer #3.......................................   --      12      --

(7) COMMITMENTS AND CONTINGENCIES

LITIGATION

     In the normal course of its business, the Company is subject to certain contractual guarantees and litigation. In management's opinion, upon consultation with legal counsel, there is no current, pending, or threatened litigation that will materially affect the Company's financial position or results of operations.

DEFERRED COMPENSATION AND CONSULTING AGREEMENTS

     On August 29, 1997, the Company entered into a deferred compensation agreement with a former shareholder. For services provided from January 1997 to August 1997, the shareholder earned $200,000, payable quarterly over the next twelve years. The Company recorded $200,000 of professional fees for the year ended December 31, 1997 related to the deferred compensation agreement in the accompanying statements of operations.

     On August 29, 1997, the Company entered into a consulting agreement with the same shareholder to provide consulting services to the Company for three years. Under the consulting agreement, the former shareholder earns $150,000 in year one, $100,000 in year two, and $75,000 in year three for these services. The fees are paid quarterly over twelve years. The Company recognizes the expense straight-line in each of the three years earned and recorded professional fees of $50,000 for the year ended December 31, 1997, in the accompanying statements of operations.

     Professional fees for 1996 and 1995 of $300,000 and $375,000, respectively, were paid to this same former shareholder for management and consulting services.

PROFIT SHARING PLAN AND 401(k) SALARY SAVINGS PLAN

     In 1987, the Company adopted a profit sharing plan and a 401(k) salary savings plan (the Plan). All of the Company's employees are eligible to participate after completing three months of service with the Company. The Company matches 25% of the employee's contribution up to an annual maximum of 6% of the employee's annual compensation. In addition, the Company, at its discretion, may make a profit sharing contribution. To be eligible for a profit sharing contribution, the employee must work at least 1,000 hours during the Plan year and be employed by the Company on the last day of the Plan year. The Company's matching contributions and profit sharing contributions vest over a seven

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                           DECEMBER 31, 1997 AND 1996

year period. The Company contributed approximately $141,000, $48,000, and $94,000 to the Plan for the years ended December 31, 1997, 1996, and 1995, respectively.

(8) STOCK PURCHASE

     On August 29, 1997, the Company entered into an agreement to purchase 303 shares of voting common stock and 3,034 shares of nonvoting common stock (approximately 75% of the Company's outstanding voting and nonvoting common stock) for $1,462 per share from the then, majority shareholder, for $4,879,000. The transaction was financed with cash from operations of $1,700,000, a loan from a bank for $1,000,000, a note from the seller in the amount of $1,000,000 and a note from the Company's president in the amount of $600,000. In connection with this agreement, the Company entered into a non-compete agreement with this shareholder. Under the agreement, the shareholder agreed not to compete with the Company for twelve years in exchange for a total of $579,000, paid quarterly over twelve years. The Company recorded the value of this agreement in the accompanying balance sheets as additional consideration paid to acquire his outstanding common stock. The corresponding liability is recorded in other long-term liabilities in the accompanying balance sheets.

     In addition, the Company purchased fractional shares from various minority shareholders for approximately $6,000.

(9) DESCRIPTION OF SECURITIES

REVERSE STOCK SPLIT

     Information in the accompanying financial statements and notes to financial statements gives retroactive effect to a reverse stock split effected October 31, 1997. Each holder of record of the Company's common stock received one share of newly created nonvoting common stock and one-tenth of a share of the newly created voting common stock for each 10,000 shares of common stock.

COMMON STOCK

     The Company's capital stock consists of 10,000 shares of $.001 par value nonvoting common stock and 1,000 shares of $.001 par value of voting common stock. No holders of any shares of common stock have preemptive or preferential right to acquire any additional shares. Holders of common stock will be entitled to receive such dividends, if any, as may be declared by the board of directors from time to time out of legally available funds. Holders of the voting common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders. Holders of the nonvoting common stock have no voting rights. Upon any liquidation, dissolution or winding up of the Company, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Company shall be distributed, either in cash or in kind, pro rata to the holders of common stock.

                ROSEWOOD ENTERPRISES, INC. MODULAR MANUFACTURING

                           DECEMBER 31, 1997 AND 1996

(10) SUBSEQUENT EVENT

     In February 1998, the shareholders entered into an agreement to sell all of the outstanding shares of the Company for an amount in excess of the net book value of the Company. Pursuant to this agreement, the shareholders agree to, among other things, enter into noncompete, consulting and employment agreements. The transaction is expected to close in April 1998.